EXHIBIT 2.2
                            SHARE EXCHANGE AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION

                                      among


                             ACHIEVE NETWORKS, INC.
                              a Nevada corporation


                                   ("Company")

                                       and


             MARK S. ROBERTS, SHERRI JOHNSON, STEVEN B. HOLMES, RAY
                         HARMON AND DGN SECURITIES, INC.

                                ("Shareholders")


                                       and


                           PIPELINE TECHNOLOGIES, INC.
                             a Colorado corporation

                                    ("Buyer")


                            As of September 27 , 2001

                            SHARE EXCHANGE AGREEMENT


                                TABLE OF CONTENTS


1.  PURCHASE, SALE  AND EXCHANGE OF SHARES...................................2

2.  PURCHASE PRICE - PAYMENT.................................................2
    2.1   Purchase Price.....................................................2
    2.2   Payment of Purchase Price..........................................3
    2.3   Buyer's Option to Restructure as Triangular Merger
            If Unfavorable Tax Consequences..................................3

3.  JOINT AND SEVERAL REPRESENTATIONS AND WARRANTIES
    OF COMPANY AND SHAREHOLDERS..............................................3
    3.1   Corporate..........................................................3
    3.2   Shareholders.......................................................4
    3.3   No Violation.......................................................5
    3.4   Financial Statements and Payables..................................5
    3.5   Tax Matters........................................................6
    3.6   Accounts Receivable................................................7
    3.7   Absence of Certain Changes.........................................7
    3.8   Absence of Undisclosed Liabilities.................................9
    3.9   No Litigation......................................................9
    3.10  Compliance With Laws and Orders....................................9
    3.11  Title to and Condition of Properties..............................10
    3.12  Insurance.........................................................11
    3.13  Contracts and Commitments.........................................12
    3.14  Labor Matters.....................................................13
    3.15  Employee Benefit Plans............................................14
    3.16  Employment Compensation...........................................16
    3.17  Trade Rights......................................................17
    3.18  Major Customers and Suppliers.....................................17
    3.19  Bank Accounts.....................................................18
    3.20  Affiliates' Relationships to Company..............................18
    3.21  Assets Necessary to Business......................................18
    3.22  No Brokers or Finders.............................................18
    3.23  Technology Matters................................................19
    3.24  Company Compliance With Securities Laws...........................19
    3.25  Shareholders Access To Information Concerning Buyer...............19
    3.26  Suitability.......................................................20
    3.27  Investment Purpose................................................20
    3.28  Disclosure........................................................20

4.  REPRESENTATIONS AND WARRANTIES OF BUYER.................................21
    4.1   Corporate.........................................................21
    4.2   Authority.........................................................21

    4.3   No Brokers or Finders.............................................21
    4.4   Disclosure........................................................21
    4.5   Investment Intent.................................................22
    4.6   Exchange Shares...................................................22
    4.7   SEC Reports and Financial Statements..............................22
    4.8   Absence of Certain Changes or Events..............................22

5.  COVENANTS...............................................................23
    5.1   Confidentiality and Noncompetition Agreement......................23
    5.2   Noncompetition; Confidentiality...................................23
    5.3   General Releases..................................................24
    5.4   Shareholders' Resignations........................................25
    5.5   Appointment of Buyer's Nominees to the Company's
            Board of Directors..............................................25
    5.6   Access to Information and Records.................................25
    5.7   Conduct of Business Pending the Closing...........................25
    5.8   Consents..........................................................27
    5.9   Other Action......................................................27
    5.10  Buyer's Subsequent Offer to Company Shareholders
            for Exchange....................................................27
    5.11  Buyer's Registration of Buyer's Shares Issued to
            Shareholders....................................................28
    5.12  Prohibition on Buyer Issuing Stock for Less than
            $1.50 per Share for One Year Following Closing..................28
    5.13  Company's Employment of Mr. Roberts Following
            Closing.........................................................28
    5.14  Disclosure Schedule...............................................28

6.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.............................29
    6.1   Representations and Warranties True of the
            Closing Date....................................................29
    6.2   Compliance With Agreement.........................................29
    6.3   Absence of Litigation.............................................29
    6.4   Consents and Approvals............................................29
    6.5   Estoppel Certificates.............................................29
    6.6   Appointment of Buyer's Nominees to Company's Board
            of Directors....................................................30
    6.7   Due Diligence Investigation.......................................30

7.  CONDITIONS PRECEDENT TO SHAREHOLDERS' OBLIGATIONS.......................30
    7.1   Representations and Warranties True on the
          Closing Date......................................................30
    7.2   Compliance With Agreement.........................................30
    7.3   Absence of Litigation.............................................30
    7.4   Minimum Average Trading Price for Buyer's Shares..................30

8.  INDEMNIFICATION.........................................................31
    8.1   By Shareholders...................................................31
    8.2   By Buyer..........................................................31
    8.3   Indemnification of Third-Party Claims.............................31
    8.4   Payment...........................................................32

9.  CLOSING.................................................................33
    9.1   Documents to be Delivered by Company and
            Shareholders....................................................34

    9.2   Documents to be Delivered by Buyer................................35

10. TERMINATION.............................................................35
    10.1  Right of Termination Without Breach...............................35
    10.2  Termination for Breach............................................36

11. BUYER'S POST-CLOSING OBLIGATIONS TO PROVIDE CERTAIN
    LOANS AND ADVANCES TO COMPANY...........................................37
    11.1  Buyer's Loans and Advances to Company.............................37
    11.2  Conditions for Loans and Advances.................................37
    11.3  Repayment of Loans by Providing VOiP Services.....................38

12. COMPANY TO PROVIDE VOiP SERVICES TO BUYER AT ACTUAL COST................38
    12.1  The Company to Provide VOiP Services to Buyer at
            Actual Cost.....................................................38
    12.2  Cost of Services..................................................38
    12.3  Minimum Purchases.................................................39
    12.4  Termination of Company's Obligation To Provide
            VOiP To Company.................................................39
    12.5  Waiver Of Conflict Of Intent......................................39
    12.6  Acknowledgement With Regard To Independent
            Creditor-Debtor Relationships Between Buyer And
            Company.........................................................39
    12.7  Buyer's Obligation to Use Good Faith Business
            Judgment to Operate Company Successfully........................40

13. RESOLUTION OF DISPUTES..................................................40
    13.1  Arbitration.......................................................40
    13.2  Arbitrators.......................................................40
    13.3  Procedures; No Appeal.............................................40
    13.4  Authority.........................................................41
    13.5  Entry of Judgment.................................................41
    13.6  Confidentiality...................................................41
    13.7  Continued Performance.............................................41
    13.8  Tolling...........................................................41

14. MISCELLANEOUS...........................................................41
    14.1  Disclosure Schedule...............................................41
    14.2  Further Assurance.................................................42
    14.3  Disclosures and Announcements.....................................42
    14.4  Assignment; Parties in Interest...................................42
    14.5  Law Governing Agreement...........................................42
    14.6  Amendment and Modification........................................42
    14.7  Notice............................................................43
    14.8  Expenses..........................................................45
    1.2   Shareholders' Agent; Power of Attorney............................46
    1.3   Entire Agreement..................................................47
    1.4   Counterparts......................................................47
    1.5   Headings..........................................................47
    1.6   Glossary of Terms.................................................47

Disclosure Schedule
Schedule 3.1(d)            -        Foreign Corporation Qualification
Schedule 3.1(e)            -        Subsidiaries
Schedule 3.1(g)            -        Shareholder List
Schedule 3.3               -        Violation, Conflict, Default
Schedule 3.4               -        Financial Statements
Schedule 3.5(b)            -        Tax Returns (Exceptions to Representations)
Schedule 3.5(c)            -        Tax Audits
Schedule 3.5(d)            -        Consolidated Tax Returns
Schedule 3.5(e)            -        Tax, Other
Schedule 3.6               -        Accounts Receivable (Aged Schedule)
Schedule 3.7               -        Certain Changes
Schedule 3.8               -        Off-Balance Sheet Liabilities
Schedule 3.9               -        Litigation Matters
Schedule 3.10(a)           -        Non-Compliance with Laws
Schedule 3.10(a)(iii)      -        Licenses and Permits
Schedule 3.11              -        Liens
Schedule 3.11(c)           -        Owned Real Property
Schedule 3.12              -        Insurance
Schedule 3.13(a)           -        Real Property Leases
Schedule 3.13(b)           -        Personal Property Leases
Schedule 3.13(g)           -        Collective Bargaining Agreements
Schedule 3.13(h)           -        Loan Agreements, etc.
Schedule 3.13(i)           -        Guarantees
Schedule 3.13(l)           -        Material Contracts
Schedule 3.14              -        Labor Matters
Schedule 3.15(a)           -        Employee Plans/Agreements
Schedule 3.16              -        Employment Compensation
Schedule 3.17              -        Trade Rights
Schedule 3.18(a)           -        Major Customers
Schedule 3.18(b)           -        Major Suppliers
Schedule 3.18(c)           -        Dealers and Distributors
Schedule 3.19              -        Bank Accounts
Schedule 3.20(a)           -        Contracts with Affiliates
Schedule 3.20(c)           -        Obligations of and to Affiliates

                            SHARE EXCHANGE AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION


     SHARE EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") dated as of September 27, 2001, by and among PIPELINE TECHNOLOGIES, INC., a Colorado corporation ("Buyer"), ACHIEVE NETWORKS, INC., a Nevada corporation ("Company"), MARK S. ROBERTS, SHERRI JOHNSON, STEVEN B. HOLMES, RAY HARMON AND DGN SECURITIES, INC. (individually "Shareholder" and together, jointly and severally, the "Shareholders"), and MARK S. ROBERTS, as agent (the "Shareholders' Agent").

                               FACTUAL BACKGROUND

     A. The Company is engaged in the business of providing long distance telephone and telecommunication services over the Internet. The Company has developed and presently owns and operates a voice over internet protocol ("VoIP") network, including the hardware and software necessary to provide VoIP to customers. (the "Business").

     B. The Company has had difficulty attracting customers for its services. The Company presently does not have sufficient revenue to support operations as a going concern, and has been unable to obtain additional financing in the present, challenging capital market environment.

     C. The Buyer also engages in the VoIP business. The Buyer has enjoyed more success attracting customers. The Buyer subcontracts, from time to time, for actual VoIP transmission services. The Buyer's common stock is publicly traded on the NASDAQ Bulletin Board.

     D. The Buyer is willing to acquire not less than 81% of the Company's outstanding common stock in order that Buyer may consolidate the Company's results for financial reporting and federal income tax purposes. The Buyer is willing to exchange 3.0 million of the Buyer's common shares with the Company's shareholders, pro rata, for 100% of the Company's outstanding shares.

     E. The Shareholders collectively own approximately 81% of the Company's outstanding common stock. The Shareholders are willing to exchange their shares of the Company to Buyer pursuant to the terms and conditions of the Agreement. The parties intend that the transaction be treated as a "stock-for-stock" tax-free reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code, to the extent possible.

     F. The Buyer intends to offer the other shareholders of the Company the voluntary opportunity, after Closing, to exchange their shares of the Company for shares of the Buyer on the same economic terms. However, there is no assurance that such a transaction could be consummated because it must be registered pursuant to the Securities Act of 1933 and applicable state securities laws.

     G. The Buyer presently intends to provide certain loans and advances to the Company, which can be repaid by the Company by providing the Buyer with VoIP transmission services on a subcontract basis, at a price per minute equal to approximately the Company's out-of-pocket direct cost of providing such services plus a mark-up of 20%, which shall in no event exceed prevailing market bulk rates. Although these loans and advances are believed by the Company's management to be essential in order for the Company to meet its present cash flow requirements, there is no assurance that these loans will be sufficient to sustain the Company as a viable going concern.

     H. The transactions contemplated by this Agreement, including the Shareholders' sale and exchange of their Company shares to the Buyer in exchange for Buyer's shares, the Buyer's loans to the Company and the election of Buyer's nominees to the Company's Board of Directors at Closing, have been unanimously approved by the Company's Board of Directors.

     I. The Shareholders desire to designate Mark S. Roberts as their agent and attorney-in-fact with the authority to act on their behalf in connection with certain acts regarding the sale and exchange of their shares to Buyer.

                             Plan of Reorganization
                             ----------------------

     This Plan of Reorganization shall be a reorganization within the meaning of
Section 368(a)(1)(B) by application of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended.

     NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows.

1.   PURCHASE, SALE AND EXCHANGE OF SHARES

     Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) Shareholders shall sell to Buyer and Buyer shall purchase from Shareholders 21,060,000 shares of common stock, $0.01 par value of the Company (the "Shares"), together with all the Shareholders' other right, title and interest in and to any equity or ownership of the Company, if any.

2.   PURCHASE PRICE - PAYMENT

     2.1  Purchase Price.
          --------------

     The purchase price (the "Purchase Price") payable for the Shares shall be 2,430,000 common shares, par value $0.001, of the Buyer (the "Exchange Shares"), for pro rata distribution among the Shareholders in accordance with their respective ownership of Shares as set forth in Schedule 3.1(g). The parties acknowledge that this exchange ratio is based upon Buyer's desire to exchange
3.0 million of Buyer's common shares for all stock of all classes of the Company, on a pro rata basis.

     2.2  Payment of Purchase Price.
          -------------------------

     At the Closing, Buyer shall deliver the Exchange Shares, which constitute the Purchase Price, to the Shareholders.

     2.3  Buyer's Option to Restructure as Triangular Merger If Unfavorable
          ------------------------------------------------------------------
          Tax Consequences.
           ---------------

     Based on Company's and Shareholders' representations and warranties contained in this Agreement, Buyer believes the transactions contemplated by this Agreement should qualify as "stock-for-stock" tax-free reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code. If the Buyer concludes that, due to the Company's capital structure or other facts, that the proposed structure as a share exchange does not appear to qualify as a tax-free reorganization, Buyer may require, by written notice to Company and Shareholders, that the transaction be restructured as a triangular merger or similar structure in order to improve the prospects of qualifying as a tax-free reorganization, in which case the Company and Shareholders agree to take all steps reasonably requested by Buyer to accomplish such alternative structure, including without limitation, holding a shareholders' meeting to vote on the merger and voting their shares in favor of the merger. Notwithstanding the foregoing, nothing will require Buyer to restructure this transaction. The parties agree that the Buyer has not provided any tax planning advice to the Company or Shareholders and each party is relying on its own professional tax advisors.

3.   JOINT  AND  SEVERAL   REPRESENTATIONS   AND   WARRANTIES   OF  COMPANY  AND
     SHAREHOLDERS

     Company and Shareholders, jointly and severally, make the following representations and warranties to Buyer, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date, shall be unaffected by any investigation heretofore or hereafter made by Buyer, or any knowledge of Buyer other than as specifically disclosed in the Disclosure Schedule to be delivered to Buyer within five days of execution of this Agreement, and shall survive the Closing of the transactions provided for herein. Regardless of the foregoing, the representations and warranties set forth in Section 3.2 are made severally by each Shareholder, with respect to such Shareholder only.

     3.1  Corporate.
          ---------

          3.1(a) Organization. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

          3.1(b) Corporate Power. Company has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as and where such is now being conducted, and to enter into, execute and deliver this Agreement and the other agreements, instruments and documents contemplated hereby (such other documents sometimes referred to herein as "Ancillary Documents") and to carry out the transactions contemplated hereby

          3.1(c) Authorization. The execution and delivery of this Agreement and the Ancillary Instruments and the full performance thereunder, have been duly authorized by the unanimous affirmative vote of the Board of Directors of the Company and no other or further corporate act (including, without limitation any shareholder vote or act) is necessary therefore.

          3.1(d) Qualification. Company is duly licensed or qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business, makes such licensing or qualification necessary. The states in which Company is licensed or qualified to do business are listed in Schedule 3.1(d).

          3.1(e) Subsidiaries. Company does not own any interest in any corporation, partnership or other entity.

          3.1(f) Corporate Documents, etc. The copies of the Articles of Incorporation and Bylaws of the Company, including any amendments thereto, which have been delivered by Shareholders to Buyer are true, correct and complete copies of such instruments as presently in effect. The corporate minute book and stock records of the Company which have been furnished to Buyer for inspection are true, correct and complete and accurately reflect all material corporate action taken by the Company. The directors and officers of the Company are listed in Schedule 3.1(f).

          3.1(g) Capitalization of the Company. The authorized capital stock of the Company consists entirely of 50,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.01 per share. A total of 26,000,000 shares of common stock and 520,000 shares of preferred stock of the Company are issued or outstanding, of which 21,060,000 shares of common stock of the Company are owned of record and beneficially by Shareholders in the respective numbers set forth in
     Schedule 3.1(g). No other securities of the Company are issued or outstanding as of the date hereof. All such shares of capital stock of the Company are validly issued, fully paid and nonassessable. There are no (a) securities convertible into or exchangeable for any of the Company's capital stock or other securities, (b) options, warrants or other rights to purchase or subscribe to capital stock or other securities of the Company or securities which are convertible into or exchangeable for capital stock or other securities of the Company, or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of the Company, any such convertible or exchangeable securities or any such options, warrants or other rights other than the rights described in
     Schedule 3.1(g) hereof.

     3.2  Shareholders.
          ------------

          3.2(a) Power. Each Shareholder has full power, legal right and authority to enter into, execute and deliver this Agreement and the other agreements, instruments and documents contemplated hereby (such other documents sometimes referred to herein as "Ancillary Instruments"), and to carry out the transactions contemplated hereby.

          3.2(b) Authorization. The execution and delivery of this Agreement and the Ancillary Instruments, and full performance thereunder, have been duly authorized by the respective boards of directors and the shareholders of each Shareholder which is a corporation, and no other or further corporate act on the part of any such Shareholder is necessary therefor.

          3.2(c) Validity. This Agreement has been duly and validly executed and delivered by each Shareholder and is, and when executed and delivered, each Ancillary Instrument will be, the legal, valid and binding obligation of such Shareholder, enforceable in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

          3.2(d) Title. Each Shareholder has, and at Closing Buyer will receive, good and marketable title to the Shares to be sold by such Shareholder hereunder, free and clear of all Liens (as defined in Section 3.11(a)) including, without limitation, voting trusts or agreements, proxies, marital or community property interests.

     3.3  No Violation.
          ------------

     Except as set forth on Schedule 3.3, neither the execution and delivery of this Agreement or the Ancillary Instruments nor the consummation by Company and Shareholders of the transactions contemplated hereby and thereby (a) will violate any statute, law, ordinance, rule or regulation (collectively, "Laws") or any order, writ, injunction, judgment, plan or decree (collectively, "Orders") of any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether federal, state, municipal, foreign or other (collectively, "Government Entities"), (b) will require any authorization, consent, approval, exemption or other action by or notice to any Government Entity (including, without limitation, under any "plant-closing" or similar law), or (c) subject to obtaining the consents referred to in Schedule 3.3, will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the assets of Company (or the Shares) under, any term or provision of the Articles of Incorporation or Bylaws of Company or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Company or any Shareholder is a party or by which Company or any Shareholder or any of its or their assets or properties may be bound or affected.

     3.4  Financial Statements and Payables.
          ---------------------------------

          3.4(a) Financial Statements. Included as Schedule 3.4(a) are true and complete copies of the financial statements of Company consisting of (i) unaudited balance sheets of Company as of June 30, 2001, and the related statements of income and cash flows for the two years (or portions thereof during which the Company has been in existence) then ended (including the notes contained therein or annexed thereto), and (ii) an unaudited balance sheet of Company as of August 31, 2001 (the "Recent Balance Sheet"), and the related unaudited statements of income and cash flows for the two months then ended and for the corresponding period of the prior year (including the notes and schedules contained therein or annexed thereto). All of such financial statements (including all notes and schedules contained therein or annexed thereto) are true, complete and accurate, have been prepared in accordance with the books and records of Company, and fairly present, the assets, liabilities and financial position, the results of operations and cash flows of Company as of the dates and for the years and periods indicated.

          3.4(b) Aging of Payables. Included as Schedule 3.4(b) is a true and complete list of the Company's accounts payable aging, as of September 30, 2001, including the amount owed by the Company to every creditor and vendor, and the portion of such payables which is less than 30 days outstanding, the portion of such payables which is between 31 and 60 days outstanding, between 61 and 90 days outstanding and the portion of such payables which is more than 90 days outstanding, and a note regarding whether any portion or all of such payables is in dispute, contested or contingent.

     3.5 Tax Matters.
         ------------

          3.5(a) Provision For Taxes. The provision made for taxes on the Recent Balance Sheet is sufficient for the payment of all federal, state, foreign, county, local and other income, ad valorem, excise, profits, franchise, occupation, property, payroll, withholding, FICA, FUTA, sales, use, gross receipts and other taxes (and any interest and penalties) and assessments, whether or not disputed, at the date of the Recent Balance Sheet and for all years and periods prior thereto. Since the date of the Recent Balance Sheet, Company has not incurred any taxes other than taxes incurred in the ordinary course of business consistent in type and amount with past practices of Company.

          3.5(b) Tax Returns Filed. Except as set forth on Schedule 3.5(b), all federal, state, foreign, county, local and other tax returns required to be filed by or on behalf of Company have been timely filed and when filed were true and correct in all material respects, and the taxes shown as due thereon were paid or adequately accrued. True and complete copies of all tax returns or reports filed by Company have been delivered to Buyer. Company has duly withheld and paid all taxes which it is required to withhold and pay relating to salaries and other compensation heretofore paid to the employees of Company.

          3.5(c) Tax Audits. The federal and state income tax returns of Company have been audited by the Internal Revenue Service and appropriate state taxing authorities for the periods and to the extent set forth in Schedule 3.5(c), and Company has not received from the Internal Revenue Service or from the tax authorities of any state, county, local or other jurisdiction any notice of underpayment of taxes or other deficiency which has not been paid nor any objection to any return or report filed by Company. There are outstanding no agreements or waivers extending the statutory period of limitations applicable to any tax return or report.

          3.5(d) Consolidated Group. Schedule 3.5(d) lists every year Company was a member of an affiliated group of corporations that filed a consolidated tax return on which the statute of limitations does not bar a federal tax assessment, and each corporation that has been part of such group. No affiliated group of corporations of which Company has been a member has discontinued filing consolidated returns during the past five years.

          3.5(e) Other. Except as set forth in Schedule 3.5(e), since January 1, 2000, Company has not (i) filed any consent or agreement under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) applied for any tax ruling, (iii) entered into a closing agreement with any taxing authority, (iv) filed an election under Section 338(g) or Section 338(h)(10) of the Code (nor has a deemed election under Section 338(e) of the Code occurred), (v) made any payments, or been a party to an agreement (including this Agreement) that under any circumstances could obligate it to make payments that will not be deductible because of Section 280G of the Code, or (vi) been a party to any tax allocation or tax sharing agreement. The Company is not a "United States real property holding company" within the meaning of Section 897 of the Code.

     3.6  Accounts Receivable.
          -------------------

     All accounts receivable of Company reflected on the Recent Balance Sheet, and as incurred in the normal course of business since the date thereof, represent arm's length sales actually made in the ordinary course of business; are collectible (net of the reserve shown on the Recent Balance Sheet for doubtful accounts) in the ordinary course of business without the necessity of commencing legal proceedings; are subject to no counterclaim or setoff; and are not in dispute. Schedule 3.6 contains an aged schedule of accounts receivable included in the Recent Balance Sheet.

     3.7  Absence of Certain Changes.
          --------------------------

     Except as and to the extent set forth in Schedule 3.7, since the date of the Recent Balance Sheet there has not been:

          3.7(a) No Adverse Change. Any adverse change in the financial condition, assets, liabilities, business, prospects or operations of Company;

          3.7(b) No Damage. Any loss, damage or destruction, whether covered by insurance or not, affecting Company's business or properties;

          3.7(c) No Increase in Compensation. Any increase in the compensation, salaries or wages payable or to become payable to any employee or agent of Company (including, without limitation, any increase or change pursuant to any bonus, pension, profit sharing, retirement or other plan or commitment), or any bonus or other employee benefit granted, made or accrued;

          3.7(d) No Labor Disputes. Any labor dispute or disturbance, other than routine individual grievances which are not material to the business, financial condition or results of operations of Company.

          3.7(e) No Commitments. Any commitment or transaction by Company (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice;

          3.7(f) No Dividends. Any declaration, setting aside, or payment of any dividend or any other distribution in respect of Company's capital stock; any redemption, purchase or other acquisition by Company of any capital stock of Company, or any security relating thereto; or any other payment to any shareholder of Company as such a shareholder;

          3.7(g) No Disposition of Property. Any sale, lease or other transfer or disposition of any properties or assets of Company, except for the sale of inventory items in the ordinary course of business;

          3.7(h) No Indebtedness. Any indebtedness for borrowed money incurred, assumed or guaranteed by Company except for advances from Buyer in accordance with the terms of an agreement dated August 24, 2001;

          3.7(i) No Liens. Any mortgage, pledge, lien or encumbrance made on any of the properties or assets of Company;

          3.7(j) No Amendment of Contracts. Any entering into, amendment or termination by Company of any contract, or any waiver of material rights thereunder, other than in the ordinary course of business;

          3.7(k) Loans and Advances. Any loan or advance (other than advances to employees in the ordinary course of business for travel and entertainment in accordance with past practice) to any person including, but not limited to, any Affiliate (for purposes of this Agreement, the term "Affiliate" shall mean and include all Shareholders, directors and officers of Company; any owner of more than 1% of the Company's common stock, the spouse of any such person; any person who would be the heir or descendant of any such person if he or she were not living; and any entity in which any of the foregoing has a direct or indirect interest, except through ownership of less than 5% of the outstanding shares of any entity whose securities are listed on a national securities exchange or traded in the national over-the-counter market);

          3.7(l) Credit. Any grant of credit to any customer or distributor on terms or in amounts more favorable than those which have been extended to such customer or distributor in the past, any other change in the terms of any credit heretofore extended, or any other change of Company's policies or practices with respect to the granting of credit; or

          3.7(m) No Unusual Events. Any other event or condition not in the ordinary course of business of Company.

     3.8  Absence of Undisclosed Liabilities.
          ----------------------------------

     Except as and to the extent specifically disclosed in the Recent Balance Sheet, or in Schedule 3.8, Company does not have any liabilities, commitments or obligations (secured or unsecured, and whether accrued, absolute, contingent, direct, indirect or otherwise), other than commercial liabilities and obligations incurred since the date of the Recent Balance Sheet in the ordinary course of business and consistent with past practice and none of which has or will have a material adverse effect on the business, financial condition or results of operations of Company. Except as and to the extent described in the Recent Balance Sheet or in Schedule 3.8, neither Company nor any Shareholder has knowledge of any basis for the assertion against Company of any liability and there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may give rise to liabilities, except commercial liabilities and obligations incurred in the ordinary course of Company's business and consistent with past practice.

     3.9  No Litigation.
          -------------

     Except as set forth in Schedule 3.9 there is no action, suit, arbitration, proceeding, investigation or inquiry, whether civil, criminal or administrative ("Litigation") pending or threatened against Company, its directors (in such capacity), its business or any of its assets, nor does Company or any Shareholder know, or have grounds to know, of any basis for any Litigation.
Schedule 3.9 also identifies all Litigation to which Company or any of its directors (in such capacity) have ever been parties. Except as set forth in
Schedule 3.9, neither Company nor its business or assets is subject to any Order of any Government Entity.

     3.10 Compliance With Laws and Orders.
          -------------------------------

          3.10(a) Compliance. Except as set forth in Schedule 3.10(a), Company (including each and all of its operations, practices, properties and assets) is in compliance with all applicable Laws and Orders, including, without limitation, those applicable to discrimination in employment, occupational safety and health, trade practices, competition and pricing, product warranties, zoning, building and sanitation, employment, retirement and labor relations, product advertising and the Environmental Laws as hereinafter defined. Except as set forth in Schedule 3.10(a), Company has not received notice of any violation or alleged violation of, and is subject to no Liability for past or continuing violation of, any Laws or Orders. All reports and returns required to be filed by Company with any Government Entity have been filed, and were accurate and complete when filed. Without limiting the generality of the foregoing:

               (i) The operation of Company's business as it is now conducted does not, nor does any condition existing at any of the Facilities, in any manner constitute a nuisance or other tortious interference with the rights of any person or persons in such a manner as to give rise to or constitute the grounds for a suit, action, claim or demand by any such person or persons seeking compensation or damages or seeking to restrain, enjoin or otherwise prohibit any aspect of the conduct of such business or the manner in which it is now conducted.

               (ii) Company has made all required payments to its unemployment compensation reserve accounts with the appropriate governmental departments of the states where it is required to maintain such accounts, and each of such accounts has a positive balance.

               (iii) Company has delivered to Buyer copies of all reports of Company for the past five (5) years required under the federal Occupational Safety and Health Act of 1970, as amended, and under all other applicable health and safety laws and regulations. The deficiencies, if any, noted on such reports have been corrected.

          3.10(b) Licenses and Permits. To the best of the Company's and Shareholders' knowledge, Company has all licenses, permits, approvals, authorizations and consents of all Government Entities and all certification organizations required for the conduct of the business (as presently conducted and as proposed to be conducted) and operation of the Facilities. All such licenses, permits, approvals, authorizations and consents are described in Schedule 3.10(a)(iii), are in full force and effect and will not be affected or made subject to loss, limitation or any obligation to reapply as a result of the transactions contemplated hereby. Except as set forth in Schedule 3.10(a)(iii), Company (including its operations, properties and assets) is and has been in compliance with all such permits and licenses, approvals, authorizations and consents.

     3.11 Title to and Condition of Properties.
          -------------------------------------

          3.11(a) Marketable Title. Company has good and marketable title to all of Company's assets, business and properties, including, without limitation, all such properties (tangible and intangible) reflected in the Recent Balance Sheet, except for inventory disposed of in the ordinary course of business since the date of such Recent Balance Sheet, free and clear of all mortgages, liens, (statutory or otherwise) security interests, claims, pledges, licenses, equities, options, conditional sales contracts, assessments, levies, easements, covenants, reservations, restrictions, rights-of-way, exceptions, limitations, charges or encumbrances of any nature whatsoever (collectively, "Liens") except those described in
     Schedule 3.11 and, in the case of real property, Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings (and which have been sufficiently accrued or reserved against in the Recent Balance Sheet), municipal and zoning ordinances and easements for public utilities, none of which interfere with the use of the property as currently utilized. None of Company's assets, business or properties are subject to any restrictions with respect to the transferability thereof; and the Company's title thereto will not be affected in any way by the transactions contemplated hereby.

          3.11(b) Condition. All property and assets owned or utilized by Company are in good operating condition and repair, free from any defects (except such minor defects as do not interfere with the use thereof in the conduct of the normal operations of Company), have been maintained consistent with the standards generally followed in the industry and are sufficient to carry on the business of Company as conducted during the preceding 12 months. All buildings, plants and other structures owned or otherwise utilized by Company are in good condition and repair and have no structural defects or defects affecting the plumbing, electrical, sewerage, or heating, ventilating or air conditioning systems.

          3.11(c) Real Property. Schedule 3.11(c) sets forth all real property used or occupied by Company (the "Real Property").


          3.11(d) No Condemnation or Expropriation. Neither the whole nor any portion of the property or any other assets of Company is subject to any Order to be sold or is being condemned, expropriated or otherwise taken by any Government Entity with or without payment of compensation therefor, nor to the best of Company's and Shareholders' knowledge has any such condemnation, expropriation or taking been proposed.

     3.12 Insurance.
          ---------

     Set forth in Schedule 3.12 is a complete and accurate list and description of all policies of fire, liability, product liability, workers compensation, health and other forms of insurance presently in effect with respect to the business and properties of Company, true and correct copies of which have heretofore been delivered to Buyer. Schedule 3.12 includes, without limitation, the carrier, the description of coverage, the limits of coverage, retention or deductible amounts, amount of annual premiums, date of expiration and the date through which premiums have been paid with respect to each such policy, and any pending claims in excess of $10,000. All such policies are valid, outstanding and enforceable policies and provide insurance coverage for the properties, assets and operations of Company, of the kinds, in the amounts and against the risks customarily maintained by organizations similarly situated; and no such policy (nor any previous policy) provides for or is subject to any currently enforceable retroactive rate or premium adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events arising prior to the date hereof. Schedule 3.12 indicates each policy as to which (a) the coverage limit has been reached or (b) the total incurred losses to date equal 75% or more of the coverage limit. No notice of cancellation or termination has been received with respect to any such policy, and neither Company nor any Shareholder has knowledge of any act or omission of Company which could result in cancellation of any such policy prior to its scheduled expiration date. Company has not been refused any insurance with respect to any aspect of the operations of the business nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the last three years. Company has duly and timely made all claims it has been entitled to make under each policy of insurance. Since January 1, 2000, all products liability and general liability policies maintained by or for the benefit of Company have been "occurrence" policies and not "claims made" policies. There is no claim by Company pending under any such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies, and neither Company nor any of the Shareholders knows of any basis for denial of any claim under any such policy. Company has not received any written notice from or on behalf of any insurance carrier issuing any such policy that insurance rates therefor will hereafter be substantially increased (except to the extent that insurance rates may be increased for all similarly situated risks) or that there will hereafter be a cancellation or an increase in a deductible (or an increase in premiums in order to maintain an existing deductible) or nonrenewal of any such policy. Such policies are sufficient in all material respects for compliance by Company with all requirements of law and with the requirements of all material contracts to which Company is a party.

     3.13 Contracts and Commitments.
          --------------------------

          3.13(a) Real Property Leases. Except as set forth in Schedule 3.11(c), Company has no leases of real property.

          3.13(b) Personal Property Leases. Except as set forth in Schedule 3.13(b), Company has no leases of personal property involving consideration or other expenditure in excess of $10,000 or involving performance over a period of more than three (3) months.

          3.13(c) Purchase Commitments. Company has no purchase commitments for inventory items or supplies that, together with amounts on hand, constitute in excess of three (3) months normal usage, or which are at an excessive price.

          3.13(d) Sales Commitments. Company has no sales contracts or commitments to customers or distributors which aggregate in excess of $25,000 to any one customer or distributor (or group of affiliated customers or distributors). Company has no sales contracts or commitments except those made in the ordinary course of business, at arm's length, and no such contracts or commitments are for a sales price which would result in a loss to the Company.

          3.13(e) Contracts With Affiliates and Certain Others. Company has no agreement, understanding, contract or commitment (written or oral) with any Affiliate or any employee, agent, consultant, distributor, dealer or franchisee that is not cancelable by Company on notice of not longer than 30 days without liability, penalty or premium of any nature or kind whatsoever.

          3.13(f) Powers of Attorney. The Company has not given a power of attorney, which is currently in effect, to any person, firm or corporation for any purpose whatsoever.

          3.13(g)  Collective  Bargaining  Agreements.  Except  as set  forth in
     Schedule 3.13(g), Company is not a party to any collective bargaining agreements with any unions, guilds, shop committees or other collective bargaining groups. Copies of all such agreements have heretofore been delivered to Buyer.

          3.13(h) Loan Agreements. Except as set forth in Schedule 3.13(h), Company is not obligated under any loan agreement, promissory note, letter of credit, or other evidence of indebtedness as a signatory, guarantor or otherwise.

          3.13(i) Guarantees.  Except as disclosed on Schedule 3.13(i),  Company has not guaranteed the payment or performance of any person, firm or corporation, agreed to indemnify any person or act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any person.

          3.13(j) Contracts Subject to Renegotiation. Company is not a party to any contract with any governmental body which is subject to renegotiation.

          3.13(k) Burdensome or Restrictive Agreements. Company is not a party to nor is it bound by any agreement, deed, lease or other instrument which is so burdensome as to materially affect or impair the operation of Company. Without limiting the generality of the foregoing, Company is not a party to nor is it bound by any agreement requiring Company to assign any interest in any trade secret or proprietary information, or prohibiting or restricting Company from competing in any business or geographical area or soliciting customers or otherwise restricting it from carrying on its business anywhere in the world.

          3.13(l) Other Material Contracts. Company has no lease, contract or commitment of any nature involving consideration or other expenditure in excess of $10,000, or involving performance over a period of more than three (3) months, or which is otherwise individually material to the operations of Company, except as explicitly described in Schedule 3.13(l) or in any other Schedule.

          3.13(m) No Default. Company is not in default under any lease, contract or commitment, nor has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or cause the acceleration of any of Company's obligations or result in the creation of any Lien on any of the assets owned, used or occupied by Company. No third party is in default under any lease, contract or commitment to which Company is a party, nor has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or give rise to an automatic termination, or the right of discretionary termination, thereof.

     3.14 Labor Matters.
          -------------

     Except as set forth in Schedule 3.14, within the last five years Company has not experienced any labor disputes, union organization attempts or any work stoppage due to labor disagreements in connection with its business. Except to the extent set forth in Schedule 3.14, (a) Company is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (b) there is no unfair labor practice charge or complaint against Company pending or threatened; (c) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or threatened against or affecting Company nor any secondary boycott with respect to products of Company; (d) no question concerning representation has been raised or is threatened respecting the employees of Company; (e) no grievance which might have a material adverse effect on Company, nor any arbitration proceeding arising out of or under collective bargaining agreements, is pending and no such claim therefor exists; and (f) there are no administrative charges or court complaints against Company concerning alleged employment discrimination or other employment related matters pending or threatened before the U.S. Equal Employment Opportunity Commission or any Government Entity.

     3.15 Employee Benefit Plans.
          -----------------------

          3.15(a) Disclosure. Schedule 3.15(a) sets forth all pension, thrift, savings, profit sharing, retirement, incentive bonus or other bonus, medical, dental, life, accident insurance, benefit, employee welfare, disability, group insurance, stock purchase, stock option, stock appreciation, stock bonus, executive or deferred compensation, hospitalization  and  other  similar  fringe  or  employee  benefit  plans, programs and arrangements, and any employment or consulting contracts, "golden parachutes," collective bargaining agreements, severance agreements or plans, vacation and sick leave plans, programs, arrangements and policies, including, without limitation, all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee manuals, and all written or binding oral statements of policies, practices or understandings relating to employment, which are provided to, for the benefit of, or relate to, any persons ("Company Employees") employed by Company. The items described in the foregoing sentence are hereinafter sometimes referred to collectively as "Employee Plans/Agreements," and each individually as an "Employee Plan/Agreement." True and correct copies of all the Employee
     Plans/Agreements, including all amendments thereto, have heretofore been provided to Buyer. No Employee Plan/Agreement is a "multiemployer plan" (as defined in Section 4001 of ERISA), and Company has never contributed nor been obligated to contribute to any such multiemployer plan.

          3.15(b) Terminations, Proceedings, Penalties, etc. With respect to each employee benefit plan (including, without limitation, the Employee Plans/Agreements) that is subject to the provisions of Title IV of ERISA and with respect to which the Company or any of its assets may, directly or indirectly, be subject to any Liability, contingent or otherwise, or the imposition of any Lien (whether by reason of the complete or partial termination of any such plan, the funded status of any such plan, any "complete withdrawal" (as defined in Section 4203 of ERISA) or "partial withdrawal" (as defined in Section 4205 of ERISA) by any person from any such plan, or otherwise):

               (i) no such plan has been terminated so as to subject, directly or indirectly, any assets of Company to any liability, contingent or otherwise, or the imposition of any lien under Title IV of ERISA;

               (ii) no proceeding has been initiated or threatened by any person (including the Pension Benefit Guaranty Corporation ("PBGC")) to terminate any such plan;

               (iii) no condition or event currently exists or currently is expected to occur that could subject, directly or indirectly, any assets of Company to any liability, contingent or otherwise, or the imposition of any lien under Title IV of ERISA, whether to the PBGC or to any other person or otherwise on account of the termination of any such plan;

               (iv) if any such plan were to be terminated as of the Closing Date, no assets of Company would be subject, directly or indirectly, to any liability, contingent or otherwise, or the imposition of any lien under Title IV of ERISA;

               (v) no "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to any such plan;

               (vi) no such plan which is  subject  to  Section  302 of ERISA or
          Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code, respectively), whether or not waived; and

               (vii) no such plan is a multiemployer plan or a plan described in
          Section 4064 of ERISA.

          3.15(c) Prohibited Transactions, etc. There have been no "prohibited transactions" within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code for which a statutory or administrative exemption does not exist with respect to any Employee Plan/Agreement, and no event or omission has occurred in connection with which the Company or any of its assets or any Employee Plan/Agreement, directly or indirectly, could be subject to any liability under ERISA, the Code or any other Law or Order applicable to any Employee Plan/Agreement, or under any agreement, instrument, Law or Order pursuant to or under which Company has agreed to indemnify or is required to indemnify any person against liability incurred under any such Law or Order.

          3.15(d) Full Funding. The funds available under each Employee Plan/Agreement which is intended to be a funded plan exceed the amounts required to be paid, or which would be required to be paid if such Employee Plan/Agreement were terminated, on account of rights vested or accrued as of the Closing Date (using the actuarial methods and assumptions then used by Company's actuaries in connection with the funding of such Employee Plan/Agreement).

          3.15(e) Controlled Group; Affiliated Service Group; Leased Employees. Company is not and never has been a member of a controlled group of corporations as defined in Section 414(b) of the Code or in common control with any unincorporated trade or business as determined under Section 414(c) of the Code. Company is not and never has been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. There are not and never have been any leased employees within the meaning of Section 414(n) of the Code who perform services for Company, and no individuals are expected to become leased employees with the passage of time.

          3.15(f) Payments and Compliance. With respect to each Employee Plan/Agreement, (i) all payments due from Company to date have been made and all amounts properly accrued to date as liabilities of Company which have not been paid have been properly recorded on the books of Company and are reflected in the Recent Balance Sheet; (ii) Company has complied with, and each such Employee Plan/Agreement conforms in form and operation to, all applicable laws and regulations, including but not limited to ERISA and the Code, in all respects and all reports and information relating to such Employee Plan/Agreement required to be filed with any governmental entity have been timely filed; (iii) all reports and information relating to each such Employee Plan/Agreement required to be disclosed or provided to participants or their beneficiaries have been timely disclosed or provided;
     (iv) each such Employee  Plan/Agreement  which is intended to qualify under
     Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and nothing has occurred since the date of such letter that has or is likely to adversely affect such qualification or exemption;
     (iv) there are no actions, suits or claims pending (other than routine claims for benefits) or threatened with respect to such Employee Plan/Agreement or against the assets of such Employee Plan/Agreement; and
     (v)  no  Employee  Plan/Agreement  is  a  plan  which  is  established  and maintained outside the United States primarily for the benefit of individuals substantially all of whom are nonresident aliens.

          3.15(g) Post-Retirement Benefits. No Employee Plan/Agreement provides benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to current or former Company employees beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death or retirement benefits under any Employee Plan/Agreement that is an employee pension benefit plan, (iii) deferred compensation benefits accrued as liabilities on the books of Company (including the Recent Balance Sheet), (iv) disability benefits under any Employee Plan/ Agreement that is an employee welfare benefit plan and which have been fully provided for by insurance or otherwise or (v) benefits in the nature of severance pay.

          3.15(h)  No  Triggering  of  Obligations.   The  consummation  of  the
     transactions contemplated by this Agreement will not (i) entitle any current or former employee of Company to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee or (iii) result in any prohibited transaction described in Section 406 of ERISA or
     Section 4975 of the Code for which an exemption is not available.

          3.15(i) Future Commitments. Company has no announced plan or legally binding commitment to create any additional Employee Plans/Agreements or to amend or modify any existing Employee Plan/Agreement.

     3.16 Employment Compensation.
          ------------------------

     Schedule 3.16 contains a true and correct list of all employees to whom Company is paying compensation, including bonuses and incentives, at an annual rate in excess of Twenty-five Thousand Dollars ($25,000) for services rendered or otherwise; and in the case of salaried employees such list identifies the current annual rate of compensation for each employee and in the case of hourly or commission employees identifies certain reasonable ranges of rates and the number of employees falling within each such range.

     3.17 Trade Rights.
          -------------

     Schedule 3.17 lists all Trade Rights (as defined below) in which Company now has any interest, specifying whether such Trade Rights are owned, controlled, used or held (under license or otherwise) by Company, and also indicating which of such Trade Rights are registered. All Trade Rights shown as registered in Schedule 3.17 have been properly registered, all pending registrations and applications have been properly made and filed and all annuity, maintenance, renewal and other fees relating to registrations or applications are current. In order to conduct the business of Company, as such is currently being conducted or proposed to be conducted, Company does not require any Trade Rights that it does not already have. Company is not infringing and has not infringed any Trade Rights of another in the operation of the business of Company, nor is any other person infringing the Trade Rights of Company. Company has not granted any license or made any assignment of any Trade Right listed on Schedule 3.17, nor does Company pay any royalties or other consideration for the right to use any Trade Rights of others. There is no Litigation pending or threatened to challenge Company's right, title and interest with respect to its continued use and right to preclude others from using any Trade Rights of Company. All Trade Rights of Company are valid, enforceable and in good standing, and there are no equitable defenses to enforcement based on any act or omission of Company. The consummation of the transactions contemplated hereby will not alter or impair any Trade Rights owned or used by Company. As used herein, the term "Trade Rights" shall mean and include: (i) all trademark rights, business identifiers, trade dress, service marks, trade names and brand names, all registrations thereof and applications therefor and all goodwill associated with the foregoing; (ii) all copyrights, copyright registrations and copyright applications, and all other rights associated with the foregoing and the underlying works of authorship; (iii) all patents and patent applications, and all international proprietary rights associated therewith; (iv) all contracts or agreements granting any right, title, license or privilege under the intellectual property rights of any third party; (v) all inventions, mask works and mask work registrations, know-how, discoveries, improvements, designs, trade secrets, shop and royalty rights, employee covenants and agreements respecting intellectual property and non-competition and all other types of intellectual property; and (vi) all claims for infringement or breach of any of the foregoing.

     3.18 Major Customers and Suppliers.
          ------------------------------

          3.18(a) Major Customers. Schedule 3.18(a) contains a list of the ten largest customers, including distributors, of Company for each of the two
     (2) most recent quarters (determined on the basis of the total dollar amount of net sales) showing the total dollar amount of net sales to each such customer during each such year. Neither Company nor any Shareholder has any knowledge or information of any facts indicating, nor any other reason to believe, that any of the customers listed on Schedule 3.18(a) will not continue to be customers of the business of Company after the Closing at substantially the same level of purchases as heretofore.

          3.18(b) Major Suppliers. Schedule 3.18(b) contains a list of the ten largest suppliers to Company for each of the two (2) most recent quarters (determined on the basis of the total dollar amount of purchases) showing the total dollar amount of purchases from each such supplier during each such year. Neither Company nor any Shareholder has any knowledge or information of any facts indicating, nor any other reason to believe, that any of the suppliers listed on Schedule 3.18(b) will not continue to be suppliers to the business of Company after the Closing and will not continue to supply the business with substantially the same quantity and quality of goods at competitive prices.

          3.18(c) Dealers and Distributors. Schedule 3.18(c) contains a list by product line of all sales representatives, dealers, resellers, distributors and franchisees of Company, together with representative copies of all sales representative, dealer, distributor and franchise contracts and policy statements, and a description of all substantial modifications or exceptions.

     3.19 Bank Accounts.
          -------------

     Schedule 3.19 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains a safe deposit box, lock box or checking, savings, custodial or other account of any nature, the type and number of each such account and the signatories therefore, a description of any compensating balance arrangements, and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

     3.20 Affiliates' Relationships to Company.
          ------------------------------------

          3.20(a) Contracts With Affiliates. All leases, contracts, agreements or other arrangements between Company and any Affiliate are described on
     Schedule 3.20(a).


          3.20(b) No Adverse Interests. No Affiliate has any direct or indirect interest in (i) any entity which does business with Company or is competitive with Company's business, or (ii) any property, asset or right which is used by Company in the conduct of its business.

          3.20(c) Obligations. All obligations of any Affiliate to Company, and all obligations of Company to any Affiliate, are listed on Schedule 3.20(c).


     3.21 Assets Necessary to Business.
          ----------------------------

     Company presently has and at the Closing will have good, valid and marketable title to all property and assets, tangible and intangible, and all leases, licenses and other agreements, necessary to permit Buyer to carry on the business of Company as presently conducted.

     3.22 No Brokers or Finders.
          ---------------------

     Neither Company nor any of its directors, officers, employees, Shareholders or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

     3.23 Technology Matters.
          ------------------

          3.23(a) Technology. Company owns or licenses certain hardware and software utilized and suitable for, among other things, transmitting voice data and facilitating voice communications via VoIP (collectively referred to as the "Technology"), and which is more specifically described, including whether the separate components of the Technology is owned (the "Owned Technology") or licensed (the "Licensed Technology"), on Schedule 3.23(a).

          3.23(b)  Technology   Agreements.   All  licenses,   leases  or  other
     agreements relating to Company's ownership or right to use the Technology (the "Technology Agreements") are identified on Schedule 3.23(b).

          3.23(c)  Ownership/Authority.  Company is the sole and exclusive owner of the Owned Technology. Company is a duly authorized licensee of the Licensed Technology. Company has the right, power and authority to enter into this Agreement without violating the terms of any of the Technology Agreement. Company has made a full and complete disclosure of all information required under this Agreement to be provided to Buyer with respect to the Technology. Company does not need any other licenses or rights not already owned by Company that is necessary to use the Technology for facilitating VoIP communications and transmissions. To the best of Company's knowledge and Shareholder's knowledge, the Technology is sufficient for transmitting voice data and facilitating voice communications using VoIP protocol. Company is not in default of any of the Technology Agreements, and all Technology Agreements are in full force and effect for the term as provided therein. The Technology Agreements and the other part(ies) to the Technology Agreements.

     3.24 Company Compliance With Securities Laws.
          ----------------------------------------

     Since its inception, the Company has not offered or sold any of its securities except in compliance with all applicable federal and state securities laws. Without limiting the foregoing, all shares of capital stock sold by the Company were sold in reliance on exemptions from registration for private or limited offerings under the Securities Act of 1933 and all applicable state securities laws and in compliance with all applicable disclosure requirements under federal and state law. Attached as Schedule 3.25 is a true and complete list of all security holders of the Company as of the date of this Agreement, containing the names and addresses of each security holder of record, the type and amount of securities held by each, and whether each such person is an "accredited investor," as defined in Rule 501(a) of the Securities and Exchange Commission under the Securities Act of 1933.

     3.25 Shareholders Access To Information Concerning Buyer.
          ----------------------------------------------------

     Each Shareholder has read the periodic reports and other information filed by Buyer with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "1934 Act Reports"). Shareholder and Shareholder's representatives have had full access to all books, records and documents pertaining to Buyer, Buyer's business and Shareholder's acquisition of the Exchange Shares, and all materials requested by Shareholder have been made available or delivered to Shareholder. Shareholder has had the opportunity to ask questions of, and receive answers from, representatives of Buyer and to obtain such information, to the extent that Buyer's representatives could acquire such information without unreasonable effort or expense, as Shareholder deems necessary in connection with the transactions contemplated by this Agreement. Shareholder has relied solely upon the 1934 Act Reports and independent investigations made by Shareholder or Shareholder's representatives in entering into this Agreement. Shareholder is aware that an investment in Buyer involves significant risks and has carefully considered the investment based on the 1934 Act Reports and such investigations.

     3.26 Suitability.
          -----------

     Each Shareholder is an "accredited investor," as defined in Rule 501(a) of the Securities and Exchange Commission under the Securities Act of 1933. Each Shareholder has such knowledge and experience in financial affairs as to be capable of evaluating the merits and risks of the transactions contemplated by this Agreement.

     3.27 Investment Purpose.
          ------------------

     Each Shareholder understands that the Exchange Shares have not been and will not be registered under the Securities Act of 1933 or any state securities laws in reliance on exemptions which are contingent, among other things, on the Exchange Shares being acquired for investment only and not for redistribution. Each Shareholder represents and warrants that the Exchange Shares will be acquired solely for Shareholder's own account for investment and not for resale, fractionalization or distribution. Shareholder has no contract, undertaking, agreement or arrangement with any person to transfer the Exchange Shares, or any part thereof, and Shareholder has no present plan to enter into any such contract, undertaking, agreement or arrangement. Shareholder agrees not to dispose of the Exchange Shares or any interest therein, except in compliance with the Securities Act of 1933 and all applicable state securities laws. Shareholder understands that pursuant to Rule 144 of the Securities and Exchange Commission under the Securities Act of 1933, the Exchange Shares must be beneficially owned for at least one year before they may be sold in the open market in reliance on Rule 144 and after such one-year period will continue to be subject to Rule 144's other requirements, including volume limits. Shareholder understands that the certificates evidencing the Exchange Shares will bear legends referring to the transfer restrictions imposed by applicable securities laws.

     3.28 Disclosure.
          ----------

     No representation or warranty by Company and/or the Shareholders in this Agreement, nor any statement, certificate, schedule, document or exhibit hereto furnished or to be furnished by or on behalf of Company or Shareholders pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading. All statements and information contained in any certificate, instrument, Disclosure Schedule or document delivered by or on behalf of Company and/or Shareholders shall be deemed representations and warranties by the Company and the Shareholders.

4.   REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer makes the following representations and warranties to the Shareholders and the Company, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date, shall be unaffected by any investigation heretofore or hereafter made by Shareholders or the Company or any notice to Shareholders or the Company, and shall survive the Closing of the transactions provided for herein.

     4.1  Corporate.
          ----------

          4.1(a) Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.

          4.1(b) Corporate Power. Buyer has all requisite corporate power to enter into this Agreement and the other documents and instruments to be executed and delivered by Buyer and to carry out the transactions contemplated hereby and thereby.

     4.2  Authority.
          ----------

     The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Buyer. No other corporate act or proceeding on the part of Buyer or its shareholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Buyer pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Buyer pursuant hereto will constitute, valid and binding agreements of Buyer, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

     4.3  No Brokers or Finders.
          --------------------

     Neither Buyer nor any of its directors, officers, employees or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

     4.4  Disclosure.
           ---------

     No representation or warranty by Buyer in this Agreement, nor any statement, certificate, schedule, document or exhibit hereto furnished or to be furnished by or on behalf of Buyer pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading.

     4.5  Investment Intent.
          -----------------

     The Shares are being acquired by Buyer for investment only and not with the view to resale or other distribution.

     4.6  Exchange Shares.
          ---------------

     The Exchange Shares, when issued in accordance with this Agreement, will be duly and validly issued, fully paid, and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. However, the Exchange Shares are not registered and therefore are subject to substantial restrictions.

     4.7  SEC Reports and Financial Statements.
          ------------------------------------

     Buyer has filed with the Securities and Exchange Commission (the "SEC"), and has heretofore made available to the Shareholders true and complete copies of, all forms, reports, proxy statements, and other documents required to be filed by it since June 1, 2001 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "Buyer SEC Documents"). The Buyer SEC Documents, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be. The consolidated financial statements of Buyer included in the Buyer SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP during the period involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) and fairly present (subject, in the case of the unaudited statements to normal year-end audit adjustments) in all material respects the consolidated financial position of Buyer and its consolidated subsidiaries as at the dates thereof and financial position of Buyer and its consolidated subsidiaries as at the dates thereof and set forth in the Buyer SEC Documents and except for the liabilities and obligations incurred in the ordinary course of business consistent with past practice, there are no material liabilities or obligations of any nature required by GAAP to be set forth on a consolidated balance sheet of Buyer and its subsidiaries or in the notes thereto which individually or in the aggregate, would have a material adverse effect on the financial condition or business of Buyer and its subsidiaries, on a consolidated basis.

     4.8  Absence of Certain Changes or Events.
          ------------------------------------

     Except as disclosed in the Buyer SEC Documents prior to the date hereof, since January 1, 2001 to the date hereof, there has not been any change or development or combination of changes or developments, which has had a material adverse effect on the financial condition or business of Buyer and its subsidiaries on a consolidated basis.

     4.9  Outstanding Shares of the Buyer.
          ------------------------------

     After the exchange of the Buyer's stock for the Company's stock, assuming all 3,000,000 shares of the Buyer are issued, the Buyer shall have no more than fifteen million shares of common stock outstanding, inclusive of the maximum of 3,000,000 shares that may be issued to the Company's shareholders.

5.   COVENANTS

     5.1  Confidentiality and Noncompetition Agreement.
          --------------------------------------------

     At the Closing, Shareholders shall cause to be delivered to Company a Confidentiality and Noncompetition Agreement, duly executed by Mark Roberts with terms and conditions as agreed upon between the Buyer and the Shareholders' Agent.

     5.2  Noncompetition; Confidentiality.
          -------------------------------

     Subject to the Closing, and as an inducement to Buyer to execute this Agreement and complete the transactions contemplated hereby, and in order to preserve the goodwill associated with the business of Company being acquired pursuant to this Agreement, and in addition to and not in limitation of any covenants contained in any agreement executed and delivered pursuant to Section
5.1 hereof, each Shareholder hereby covenants and agrees as follows:

          5.2(a) Covenant Not to Compete. For a period of 3 years from the Closing Date, no Shareholder will directly or indirectly:

               (i) engage in, continue in or carry on any business which competes with the Business or is substantially similar thereto, including owning or controlling any financial interest in any corporation, partnership, firm or other form of business organization which is so engaged;

               (ii) consult  with,  advise or assist in any way,  whether or not for consideration, any corporation, partnership, firm or other business organization which is now or becomes a competitor of Company or Buyer in any aspect with respect to the Business, including, but not limited to, advertising or otherwise endorsing the products of any such competitor; soliciting customers or otherwise serving as an intermediary for any such competitor; loaning money or rendering any other form of financial assistance to or engaging in any form of business transaction on other than an arm's length basis with any such competitor;

               (iii) offer employment to an employee of Company, without the prior written consent of Buyer; or

               (iv) engage in any practice the purpose of which is to evade the provisions of this covenant not to compete or to commit any act which adversely affects the Business;

          provided, however, that the foregoing shall not prohibit the ownership of securities of corporations which are listed on a national securities exchange or traded in the national over-the-counter market in an amount which shall not exceed 5% of the outstanding shares of any such corporation. The parties agree that the geographic scope of this covenant not to compete shall extend to every state in the continental United States. (Shareholder acknowledges that due to the nature of the Company's long distance telephone business, the Company does business in every state in the continental United States and that this geographic scope is reasonable and fair. The parties agree that Buyer may sell, assign or otherwise transfer this covenant not to compete, in whole or in part, to any person, corporation, firm or entity that purchases all or part of the business of the Company. In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographical scope or activity, it is expressly agreed that this covenant not to compete shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such over broad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

          5.2(b) Covenant of Confidentiality. No Shareholder shall at any time subsequent to the Closing, except as explicitly requested by Buyer, (i) use for any purpose, (ii) disclose to any person, or (iii) keep or make copies of documents, tapes, discs or programs containing, any confidential information concerning Company. For purposes hereof, "confidential information" shall mean and include, without limitation, all Trade Rights in which Company has an interest, all customer lists and customer information, and all other information concerning Company's processes, apparatus, equipment, packaging, products, marketing and distribution methods, not previously disclosed to the public directly by Company.

          5.2(c) Equitable Relief for Violations. Each Shareholder agrees that the provisions and restrictions contained in this Section 5.2 are necessary to protect the legitimate continuing interests of Buyer in acquiring the Shares, and that any violation or breach of these provisions will result in irreparable injury to Buyer for which a remedy at law would be inadequate and that, in addition to any relief at law which may be available to Buyer for such violation or breach and regardless of any other provision contained in this Agreement, Buyer shall be entitled to injunctive and other equitable relief as a court may grant after considering the intent of this Section 5.2.

     5.3  General Releases.
          ----------------

     At the Closing, each Shareholder shall deliver general releases, with terms and conditions as agreed upon between the Buyer and the Shareholders' Agent, to Buyer releasing Company and the directors, officers, agents and employees of Company from all claims to the Closing Date, except (i) as may be described in written contracts disclosed in the Disclosure Schedule and expressly described and excepted from such releases, and (ii) in the case of persons who are employees of the Company, compensation for current periods expressly described and excepted from such releases. Such releases shall also contain waivers of any right of contribution or other recourse against Company with respect to representations, warranties or covenants made herein by Company.

     5.4  Shareholders' Resignations.
          --------------------------

     At the Closing, each Shareholder shall deliver, and shall cause Mark Roberts and Sherri Johnson, to deliver to the Company resignations of officers and directors of this Company, in form and substance satisfactory to Buyer and its counsel.

     5.5  Appointment of Buyer's Nominees to the Company's Board of Directors.
          -------------------------------------------------------------------

     At the Closing, the Company and its Board of Directors shall have taken all actions to elect Tim Murtaugh and his designees as additional directors of the Company, effective immediately following the Closing.

     5.6  Access to Information and Records.
          ---------------------------------

     During the period prior to the Closing, Shareholders shall cause Company to give Buyer, its counsel, accountants and other representatives (i) access during normal business hours to all of the properties, books, records, contracts and documents of Company for the purpose of such inspection, investigation and testing as Buyer deems appropriate (and Company shall furnish or cause to be furnished to Buyer and its representatives all information with respect to the business and affairs of Company as Buyer may request); (ii) access to employees, agents and representatives for the purposes of such meetings and communications as Buyer reasonably desires; and (iii) with the prior consent of Company in each instance (which consent shall not be unreasonably withheld), access to vendors, customers, manufacturers of its machinery and equipment, and others having business dealings with Company.

     5.7  Conduct of Business Pending the Closing.
          ---------------------------------------

     From the date hereof until the Closing, except as otherwise approved in writing by the Buyer, Company covenants as follows, and Shareholders shall cause each of the following to occur:

          5.7(a) No Changes. Company will carry on its business diligently and in the same manner as heretofore and will not make or institute any changes in its methods of purchase, sale, management, accounting or operation.

          5.7(b) Maintain Organization. Company will take such action as may be necessary to maintain, preserve, renew and keep in favor and effect the existence, rights and franchises of Company and will use its best efforts to preserve the business organization of Company intact, to keep available to Company the present officers and employees, and to preserve for Company its present relationships with suppliers and customers and others having business relationships with Company.

          5.7(c) No Breach. Company and Shareholders will not do or omit any act, or permit any omission to act, which may cause a breach of any material contract, commitment or obligation, or any breach of any representation, warranty, covenant or agreement made by Company and/or the Shareholders herein, or which would have required disclosure on Schedule
     3.7 had it occurred after the date of the Recent Balance Sheet and prior to the date of this Agreement.

          5.7(d) No Material Contracts. No contract or commitment will be entered into, and no purchase of raw materials or supplies and no sale of goods or services (real, personal, or mixed, tangible or intangible) will be made, by or on behalf of Company, except contracts, commitments, purchases or sales which are in the ordinary course of business and consistent with past practice, are not material to the Company (individually or in the aggregate) and would not have been required to be disclosed in the Disclosure Schedule had they been in existence on the date of this Agreement.

          5.7(e) No Corporate Changes. Company shall not amend its Articles of Incorporation or Bylaws or make any changes in authorized or issued capital stock.

          5.7(f) Maintenance of Insurance. Company shall maintain all of the insurance in effect as of the date hereof and shall procure such additional insurance as shall be reasonably requested by Buyer.

          5.7(g) Maintenance of Property. Company shall use, operate, maintain and repair all property of Company in a normal business manner.

          5.7(h) Interim Financials. Company will provide Buyer with interim monthly financial statements and other management reports as and when they are available.

          5.7(i) No Negotiations. Neither Company nor any Shareholder will directly or indirectly (through a representative or otherwise) solicit or furnish any information to any prospective buyer, commence, or conduct presently ongoing, negotiations with any other party or enter into any agreement with any other party concerning the sale of Company, Company's assets or business or any part thereof or any equity securities of Company (an "acquisition proposal"), and Company and Shareholders shall immediately advise Buyer of the receipt of any acquisition proposal.

          5.7(j) No Transfer of Shares. No Shareholder shall transfer or attempt to transfer any of the Shares except to Buyer pursuant hereto; and Company shall refuse to accept any certificates for Shares to be transferred or otherwise to allow such transfers to occur upon its books.

          5.7(k) No Issuance of Additional Shares. The Company shall not issue any additional shares of stock of any class and shall not grant any stock options, warranty or rights to acquire shares of the Company.

          5.7(l) No New Directors. The Company shall not elect or appoint any new directors to the Company's Board of Directors.


          5.7(m) No  Dividends.  The Company shall not, nor shall it propose to,
     (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of its capital stock.

          5.7(n) No Acquisitions. The Company shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets in each case which are material, individually or in the aggregate, to the Company.

          5.7(o) Compensation. The Company shall not grant any increase in the salary or other compensation to any of its officers or other employees or grant any bonus to any officer or other employee or enter into any employment agreement or make any loan to or enter into any material transaction of any other nature with any officer or other employee of such party. Neither shall the Company take any action to institute any new severance or termination pay practices with respect to any directors, officers or other employees of the Company or to increase the benefits payable under its severance or termination pay practices.

     5.8  Consents.
          ---------

     Company and  Shareholders  will use their best efforts  prior to Closing to
obtain  all  consents   necessary  for  the  consummation  of  the  transactions
contemplated hereby.

     5.9  Other Action.
          -------------

     Company and Shareholders shall use their best efforts to cause the fulfillment at the earliest practicable date of all of the conditions to the parties' obligations to consummate the transactions contemplated in this Agreement.

     5.10  Buyer's Subsequent Offer to Company Shareholders for Exchange.
           --------------------------------------------------------------

     As soon as practical after the Closing and in all events no later than 60 days after the Closing, Buyer shall file appropriate papers (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") to pursue a voluntary exchange offer, on the same terms and conditions as offered to the Shareholders, with the Company's remaining shareholders on a registered basis. The Buyer shall exercise reasonable, good faith efforts to cause the Registration Statement to be declared effective by the SEC no later than 120 days after the Registration Statement is first filed with the SEC. As a condition to participating in this voluntary share exchange, Buyer shall require the participating shareholders of the Company to provide a general release to the Company, the Buyer and their affiliates, directors and employees and agents. The parties acknowledge that circumstances may make such a filing unavailable, impractical or impossible. Company and Shareholders shall cooperate with Buyer in connection with such efforts, including, without limitation, providing copies of all necessary documents related to potential securities exemption and providing financial statements and information necessary for the preparation of the securities law registration documentation.

     5.11  Buyer's Registration of Buyer's Shares Issued to Shareholders.
           -------------------------------------------------------------

     As soon as practical after the Closing and in all events no later than 60 days after the Closing, Buyer shall file a Registration Statement with the SEC to register the Exchange Shares issued to the Shareholders at Closing and shall keep such registration effective for a period of not less than one year. The Buyer shall exercise reasonable, good faith efforts to cause the Registration Statement to be declared effective by the SEC no later than 120 days after the Registration Statement is first filed with the SEC. The Company and Shareholders shall cooperate with Buyer in connection with such efforts, including, without limitation, providing all financial statements and information necessary for the preparation and filing of the securities registration documents. The Company's effort to register the shares shall be at the Company's expense. The parties acknowledge that circumstances may make registration unavailable, impractical, or unreasonably burdensome, in which case the Company will reasonably cooperate, in good faith to register the shares once registration becomes available without unreasonable burden or expense.

     5.12  Prohibition  on Buyer Issuing Stock for Less than $1.50 per Share for
           ---------------------------------------------------------------------
           One Year Following Closing.
           --------------------------

     The Buyer agrees that, except with the prior written consent of the Shareholders' Agent, for one year following Closing, the Buyer will not issue common stock or stock options or warrants convertible into stock unless the offering generates at least $1.50 per share in net proceeds to the Buyer (but excluding the exercise of currently outstanding warrants and conversion rights with an exercise price of $1.00 per share.) Notwithstanding the foregoing, the Buyer may convert valid Buyer debt into Buyer's common stock as long as such debt is converted on a basis that is at least equal to $1.50 of debt converted for each share of Buyer's common stock issued in satisfaction of such debt.

     5.13  Company's Employment of Mr. Roberts.
           -----------------------------------

     The Company agrees to employ Mark Roberts and Mr. Roberts agrees to work for the Company, on a full-time basis, for one year following the Effective Date at a gross salary of $15,000 per month and an expense account, subject to reasonable policies established by the Company's Board of Directors, for verified business expenses, with a maximum cap of $500 per month unless approved in advance by the Board of Directors or its designees. Mr. Roberts shall devote his full professional time and attention to the affairs of the Company, subject to the supervision and direction of the Company's Board of Directors. The Company shall provide Mr. Roberts with performance evaluations every six months, at which time the Company, in its sole discretion, can terminate Mr. Roberts' employment upon not less than 30 days notice if the Company determines that termination is in the best interest of the Company.

     5.14  Disclosure Schedule.
           -------------------

     Shareholders and Company shall have a continuing obligation to promptly notify Buyer in writing with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule, but no such disclosure shall cure any breach of any representation or warranty which is inaccurate.

6.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

     Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of each of the following conditions:

     6.1   Representations and Warranties True of the Closing Date.
           -------------------------------------------------------

     Each of the representations and warranties made by Shareholders and Company in this Agreement, and the statements contained in the Disclosure Schedule or in any instrument, list, certificate or writing delivered by Shareholders or Company pursuant to this Agreement, shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer.

     6.2   Compliance With Agreement.
           -------------------------
     Shareholders and Company shall have in all material respects performed and complied with all of their agreements and obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date, including the delivery of the closing documents specified in Section 9.1.

     6.3   Absence of Litigation.
           ---------------------

     No Litigation shall have been commenced or threatened, and no investigation by any Government Entity shall have been commenced, against Buyer, Company or any of the affiliates, officers or directors of any of them, with respect to the transactions contemplated hereby.

     6.4   Consents and Approvals.
           ----------------------

     All  approvals,  consents  and  waivers  that are  required  to effect  the transactions contemplated hereby shall have been received, and executed counterparts thereof shall have been delivered to Buyer not less than two business days prior to the Closing.

     6.5   Estoppel Certificates.
           ---------------------

     Company shall have delivered to Buyer on or prior to the Closing Date an estoppel certificate or status letter from the landlord under each lease of Real Property which estoppel certificate or status letter will certify (i) the lease is valid and in full force and effect; (ii) the amounts payable by Company under the lease and the date to which the same have been paid; (iii) whether there are, to the knowledge of said landlord, any defaults thereunder, and, if so, specifying the nature thereof; and (iv) a statement that the transactions contemplated by this Agreement will not constitute a default under the lease.

     6.6   Appointment of Buyer's Nominees to Company's Board of Directors.
           ---------------------------------------------------------------

     Tim Murtaugh and his designees shall have been appointed as additional directors of the Company, effective immediately after Closing.

     6.7   Due Diligence Investigation.
           ---------------------------

     Buyer shall have completed to its sole and absolute satisfaction its due diligence investigation of the Company, including confirming that the financial statements of the Company can be audited and a "clean" opinion issued by the Company's independent accountants.


7.   CONDITIONS PRECEDENT TO SHAREHOLDERS' OBLIGATIONS

     Each and every obligation of Shareholders to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following conditions:

     7.1   Representations and Warranties True on the Closing Date.
           --------------------------------------------------------

     Each of the representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date.

     7.2   Compliance With Agreement.
           -------------------------

     Buyer shall have in all material respects performed and complied with all of Buyer's agreements and obligations under this Agreement which are to be performed or complied with by Buyer prior to or on the Closing Date, including the delivery of the closing documents specified in Section 9.2.

     7.3  Absence of Litigation.
          ---------------------

     No Litigation shall have been commenced or threatened, and no investigation by any Government Entity shall have been commenced, against Buyer, Company or any of the affiliates, officers or directors of any of them, with respect to the transactions contemplated hereby.

     7.4   Minimum Average Trading Price for Buyer's Shares.
           ------------------------------------------------

     The average  closing  sale price for Buyer's  common  stock,  on the NASDAQ
Bulletin Board, during the ten business day period ending three business days prior to the Closing Date shall not be not less than $1.50 per share. (For purpose of calculating the average closing sale price, a day on which the stock did not trade shall be ignored.)

8.   INDEMNIFICATION

     8.1   By Shareholders.
           ---------------

     Subject to the terms and conditions of this Article 8, each Shareholder, jointly and severally, hereby agrees to indemnify, defend and hold harmless Buyer, its directors, officers, employees and controlled and controlling persons (hereinafter "Buyer's Affiliates") and the Company from and against all Claims asserted against, resulting to, imposed upon, or incurred by Buyer, Buyer's Affiliates or the Company, directly or indirectly, by reason of, arising out of or resulting from (a) the inaccuracy or breach of any representation or warranty of any Shareholder or Company contained in or made pursuant to this Agreement (regardless of whether such breach is deemed "material" for purpose of Section 6.1), or (b) the breach of any covenant of any Shareholder or the Company contained in this Agreement. Regardless of the foregoing, however, breaches of representations and warranties contained in Section 3.2 hereof shall be subject only to several indemnification by the respective Shareholders who shall have made and breached such representations and warranties. As used in this Article 8, the term "Claim" shall include (i) all debts, liabilities and obligations;
(ii) all losses, damages (including, without limitation, consequential damages), judgments, awards, settlements, costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs and attorneys fees and expenses); and (iii) all demands, claims, suits, actions, costs of investigation, causes of action, proceedings and assessments, whether or not ultimately determined to be valid.

     8.2   By Buyer.
           --------

     Subject to the terms and conditions of this Article 8, Buyer hereby agrees to indemnify, defend and hold harmless each Shareholder from and against all Claims asserted against, resulting to, imposed upon or incurred by any such person, directly or indirectly, by reason of or resulting from (a) the inaccuracy or breach of any representation or warranty of Buyer contained in or made pursuant to this Agreement (regardless of whether such breach is deemed "material" for purposes of Section 7.1), or (b) the breach of any covenant of Buyer contained in this Agreement.

     8.3   Indemnification of Third-Party Claims.
           -------------------------------------
     The obligations and liabilities of any party to indemnify any other under this Article 8 with respect to Claims relating to third parties shall be subject to the following terms and conditions:

          8.3(a) Notice and Defense. The party or parties to be indemnified (whether one or more, the "Indemnified Party") will give the party from whom indemnification is sought (the "Indemnifying Party") prompt written notice of any such Claim, and the Indemnifying Party will undertake the defense thereof by representatives chosen by it. In all matters concerning the Shareholders by virtue of joint and several liability, the Shareholders' Agent shall give and receive notice and otherwise act in all respects on their behalf. Failure to give such notice shall not affect the Indemnifying Party's duty or obligations under this Article 8, except to the extent the Indemnifying Party is prejudiced thereby. So long as the Indemnifying Party is defending any such Claim actively and in good faith, the Indemnified Party shall not settle such Claim. The Indemnified Party shall make available to the Indemnifying Party or its representatives all records and other materials required by them and in the possession or under the control of the Indemnified Party, for the use of the Indemnifying Party and its representatives in defending any such Claim, and shall in other respects give reasonable cooperation in such defense.

          8.3(b) Failure to Defend. If the Indemnifying Party, within a reasonable time after notice of any such Claim, fails to defend such Claim actively and in good faith, the Indemnified Party will (upon further notice) have the right to undertake the defense, compromise or settlement of such Claim or consent to the entry of a judgment with respect to such Claim, on behalf of and for the account and risk of the Indemnifying Party, and the Indemnifying Party shall thereafter have no right to challenge the Indemnified Party's defense, compromise, settlement or consent to judgment therein.

          8.3(c) Indemnified Party's Rights. Anything in this Section 8.3 to the contrary notwithstanding, (i) if there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right to defend, compromise or settle such Claim, and (ii) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all Liability in respect of such Claim.

     8.4   Payment.
           --------

     The Indemnifying Party shall promptly pay the Indemnified Party any amount due under this Article 8, which payment may be accomplished in whole or in part, at the option of the Indemnified Party, by the Indemnified Party setting off any amount owed to the Indemnifying Party by the Indemnified Party. To the extent set-off is made by an Indemnified Party in satisfaction or partial satisfaction of an indemnity obligation under this Article 8 that is disputed by the Indemnifying Party, upon a subsequent determination by final judgment not subject to appeal that all or a portion of such indemnity obligation was not owed to the Indemnified Party, the Indemnified Party shall pay the Indemnifying Party the amount which was set off and not owed together with interest from the date of set-off until the date of such payment at an annual rate equal to the average annual rate in effect as of the date of the set-off, on those three maturities of United States Treasury obligations having a remaining life, as of such date, closest to the period from the date of the set-off to the date of such judgment. Upon judgment, determination, settlement or compromise of any third party Claim, the Indemnifying Party shall pay promptly on behalf of the Indemnified Party, and/or to the Indemnified Party in reimbursement of any amount theretofore required to be paid by it, the amount so determined by judgment, determination, settlement or compromise and all other Claims of the Indemnified Party with respect thereto, unless in the case of a judgment an appeal is made from the judgment. If the Indemnifying Party desires to appeal from an adverse judgment, then the Indemnifying Party shall post and pay the cost of the security or bond to stay execution of the judgment pending appeal. Upon the payment in full by the Indemnifying Party of such amounts, the Indemnifying Party shall succeed to the rights of such Indemnified Party, to the extent not waived in settlement, against the third party who made such third party Claim.

     8.5   Limitations on Indemnification.
           ------------------------------

     Except for any willful or knowing breach or misrepresentation, as to which claims may be brought without limitation as to time or amount:

          8.5(a) Time Limitation. No claim or action shall be brought under this
     Article 8 for breach of a representation or warranty unless written notice of potential claim is provided to Indemnitor within two (2) years following the Closing. Regardless of the foregoing, however, or any other provision of this Agreement:

               (i) There shall be no time limitation on claims on actions brought for breach of any representation or warranty made by Shareholders or Company in or pursuant to Section 3.2 and Shareholders hereby waive all applicable statutory limitation periods with respect thereto.

               (ii) Any claim made by a party hereunder by giving written notice of the potential claim by a demand for arbitration in accordance with
          Article 13 hereof for breach of a representation or warranty prior to the termination of the survival period for such claim shall be preserved despite the subsequent termination of such survival period.

          8.5(b) Amount Limitation. Except with respect to claims for breaches of representations or warranties contained in Sections 3.2,3.22, and 3.25 through 3.27, the Shareholders shall not be responsible for indemnification obligations in excess of the value of the Exchange Shares received by such Shareholder.

          8.5(c) Shareholder's Payment of Claim with Exchange Shares. After Closing, Shareholder's Indemnification obligation shall be paid by delivery of the Exchange Shares to the Buyer, in an amount equal to the amount of the Indemnification Claim. The Exchange Shares shall be valued, for purpose of paying a claim, based on the average of the last reported sales price, for each of the last 30 Business Days, prior to the date on which the amount of the indemnification claim is determined.

     8.6   No Waiver.
           ---------

     The closing of the transactions contemplated by this Agreement shall not constitute a waiver by any party of its rights to indemnification hereunder, regardless of whether the party seeking indemnification has knowledge of the breach, violation or failure of condition constituting the basis of the Claim at or before the Closing, and regardless of whether such breach, violation or failure is deemed to be "material" for purposes of Section 10.2.

9.   CLOSING

     The closing of this transaction ("the Closing") shall take place at the offices of Foley & Lardner, 200 Laura Street, Jacksonville, Florida 32202, at on November 1, 2001, at such time, or at such other time and place as the parties hereto shall agree upon. Such date is referred to in this Agreement as the "Closing Date".

     9.1   Documents to be Delivered by Company and Shareholders.
           -----------------------------------------------------

     At the Closing, Company and Shareholders shall deliver to Buyer the following documents, in each case duly executed or otherwise in proper form:

          9.1(a) Stock Certificate(s). A stock certificate or certificates representing the Shares, duly endorsed for transfer or with duly executed stock powers attached.

          9.1(b) Compliance Certificate. A certificate signed by each Shareholder that each of the representations and warranties made by Shareholders and the Company in this Agreement is true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer), and that Company and Shareholders have performed and complied with all of Company's and Shareholders' obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

          9.1(c) Opinion of Counsel. A written opinion of Carter Holmes pllc, counsel to Company and Shareholders, dated as of the Closing Date, addressed to Buyer, with terms and conditions as agreed upon between the Buyer and the Shareholders' Agent.

          9.1(d) Employment and Noncompetition Agreements. The Employment and Noncompetition Agreements referred to in Section 5.1, duly executed by the persons referred to in such Section.

          9.1(e) Certified Resolutions. Certified copies of the resolutions of the Board of Directors of Company, and of each Shareholder which is a corporation, authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

          9.1(f) Articles; Bylaws. A copy of the Bylaws of Company certified by the secretary of Company, and a copy of the Articles of Incorporation of Company certified by the Secretary of State of the state of incorporation of Company.

          9.1(g) Incumbency Certificate. Incumbency certificates relating to each person executing (as a corporate officer or otherwise on behalf of another person) any document executed and delivered to Buyer pursuant to the terms hereof.

          9.1(h) General Releases. The General Releases referred to in Section 5.3, duly executed by the persons referred to in such Section.


          9.1(i)  Resignations.  The  resignations  of Mark  Roberts  and Sherri
     Johnson as officers and as directors of the Company, effective as of the Closing Date and in form satisfactory to Buyer's counsel.

          9.1(j) Other Documents. All other documents, instruments or writings required to be delivered to Buyer at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Buyer may reasonably request.

     9.2   Documents to be Delivered by Buyer.
           ----------------------------------

     At  the  Closing,   Buyer  shall  deliver  to  Shareholders  the  following
documents, in each case duly executed or otherwise in proper form:

          9.2(a) Purchase Price. To the Shareholders, the stock certificates representing the Exchange Shares as required by Section 2.2 hereof.

          9.2(b) Compliance Certificate. A certificate signed by the chief executive officer of Buyer that the representations and warranties made by Buyer in this Agreement are true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by Shareholders), and that Buyer has performed and complied with all of Buyer's obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

          9.2(c) Opinion of Counsel. A written opinion of Overton, Babiarz & Associates, P.C., counsel to Buyer, dated as of the Closing Date, addressed to Company with terms and conditions as agreed upon between the Buyer and the Shareholders' Agent.

          9.2(d) Certified Resolutions. A certified copy of the resolutions of the Board of Directors of Buyer authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

          9.2(f) Incumbency Certificate. Incumbency certificates relating to each person executing any document executed and delivered to Company or Shareholders by Buyer pursuant to the terms hereof.

          9.2(g)Other Documents. All other documents, instruments or writings required to be delivered to Company at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Company may reasonably request.


10.  TERMINATION

     10.1  Right of Termination Without Breach.
           -----------------------------------

     This Agreement may be terminated without further liability of any party at any time prior to the Closing:

          10.1(a) by mutual written agreement of Buyer and Shareholders' Agent, or

          10.1(b) by either Buyer or Shareholders' Agent if the Closing shall not have occurred on or before November 30, 2001, provided the terminating party has not, through breach of a representation, warranty or covenant, prevented the Closing from occurring on or before such date.

     10.2  Termination for Breach.
           ----------------------

          10.2(a) Termination by Buyer. If (i) there has been a material violation or breach by any Shareholder or Company of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing by Buyer, or (ii) there has been a failure of satisfaction of a condition to the obligations of Buyer which has not been so waived, or (iii) Company, Shareholders' Agent or any Shareholder shall have attempted to terminate this Agreement under this Article 10 or otherwise without grounds to do so, then Buyer may, by written notice to Shareholders' Agent at any time prior to the Closing that such violation, breach, failure or wrongful termination attempt is continuing, terminate this Agreement with the effect set forth in Section 10.2(c) hereof.

          10.2(b) Termination by Shareholders' Agent. If (i) there has been a material violation or breach by Buyer of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing by Shareholders' Agent, or (ii) there has been a failure of satisfaction of a condition to the obligations of Shareholders which has not been so waived, or (iii) Buyer shall have attempted to terminate this Agreement under this Article 10 or otherwise without grounds to do so, then Shareholders' Agent may, by written notice to Buyer at any time prior to the Closing that such violation, breach, failure or wrongful termination attempt is continuing, terminate this Agreement with the effect set forth in Section 10.2(c) hereof.

          10.2(c) Effect of Termination. Termination of this Agreement pursuant to this Section 10.2 shall not in any way terminate, limit or restrict the rights and remedies of any party hereto against any other party which has violated, breached or failed to satisfy any of the representations, warranties, covenants, agreements, conditions or other provisions of this Agreement prior to termination hereof. In addition to the right of any party under common law to redress for any such breach or violation, each party whose breach or violation has occurred prior to termination shall jointly and severally indemnify each other party for whose benefit such representation, warranty, covenant, agreement or other provision was made ("indemnified party") from and against all losses, damages (including, without limitation, consequential damages), costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs, and attorneys fees and expenses) asserted against, resulting to, imposed upon, or incurred by the indemnified party, directly or indirectly, by reason of, arising out of or resulting from such breach or violation. Subject to the foregoing, the parties' obligations under Section 14.8(b) of this Agreement shall survive termination.

          10.2(d) Reaffirmation; Confidentiality. Notwithstanding any termination under Article 10 hereof by either party, nothing shall be deemed to relieve the Company from performing any of its obligations to repay amounts advanced by the Buyer in accordance with the terms of the agreement between Buyer and the Company dated August 24, 2001. Furthermore, in the event of termination of this Agreement for any reason, each party shall return to the other any confidential information delivered to the other and to keep such information confidential unless such information shall be made public by the owner of the confidential information or by a third party not subject to a confidentiality agreement with the owner of the confidential information.

11.  BUYER'S OBLIGATIONS TO PROVIDE CERTAIN LOANS AND ADVANCES TO COMPANY.

     11.1  Buyer's Loans and Advances to Company.
           -------------------------------------

     Following the Effective Date, subject to the terms and conditions of this Article, including the Company's satisfaction of the conditions set forth in
Section 11.2 below, the Buyer shall lend or advance to the Company up to a total of $500,000 (the "Maximum Loan Amount") provided that such loans or advance shall not exceed $95,000 (the "Monthly Cap") per calendar month. Notwithstanding the foregoing, the Maximum Loan Amount shall be reduced, on a dollar for dollar basis, by the amount of all the Buyer's loans and advances to the Company made prior to the Closing. (The Maximum Loan Amount and the Monthly Cap shall be subject to written modification if the Company and Buyer, acting in their absolute discretion, execute written agreements modifying such limits, provided that neither Buyer nor Company have any obligation whatsoever, express or implied, to entertain or agree to any such modifications.)

     The Buyer and Company acknowledge and agree that they have previously entered into an agreement dated August 24, 2001, describing the payment of various amounts by Buyer on behalf of the Company. The Buyer and Company agree that the August 24, 2001, agreement will be performed according to its terms.

     11.2  Conditions for Loans and Advances.
           ---------------------------------

     The Buyer's obligation to make loans and advances to the Company is subject to the Company's satisfaction at the time of each loan or advance and while any loan or advance remains unpaid, of all the following conditions:

          11.2(a) The Company shall not be in default under any of its obligations to Buyer, including without limitation, Buyer's obligation to provide VoIP services to Buyer.

          11.2(b) The Company's lessors, vendors and creditors shall not have repossessed, replevined or foreclosed upon or otherwise taken back any of the software, hardware and ancillary equipment necessary for the Company to provide VoIP services to Buyer.

          11.2(c) The Company shall continue in business operations in the ordinary course of business.

          11.2(d) The Company shall not have had any Judgment entered against the Company or any of its assets in excess of $10,000, which has not been stayed, and the Company shall not have filed bankruptcy, made an assignment for the benefit of creditors or suffered the appointment of a receiver, trustee or similar officer.

          11.2(e) The Company's representations and warranties contained in this Agreement shall be true and correct in all material respects as of, and as if made, on the date of each requested loan.

          11.2(f) The Company and Shareholders shall not be in default or breach of this Agreement.

     11.3  Repayment of Loans by Providing VoIP Services.
           ---------------------------------------------

     For so long as the  Company  satisfies  all the  conditions  set  forth  in
Section 11.2, the Company can repay the Loans and advances by taking a credit against the amounts actually billed to and due and payable by Buyer, pursuant to
Section 12.4 for VoIP services provided by the Company to Buyer. At such time as the Company fails to continue to satisfy all the conditions set forth in Section 12.4, all outstanding loans and advances shall be immediately due and payable to Buyer by the Company, in cash, time being of the essence.

12.  COMPANY TO PROVIDE VoIP SERVICES TO BUYER

     12.1  The Company to Provide VoIP Services to Buyer.
           ---------------------------------------------

     The Company hereby covenants and agrees that both prior to and after the Closing, the Company shall provide Buyer VoIP services, which services shall include, but not be limited to access to and use of the Company's Business, including the origination and termination of (i) interstate, (ii) intrastate) and (iii) international long distance telephone voice and data transmissions over the Company's VoIP network. The Company understands and acknowledges that the Buyer intends to provide such VoIP services to Buyer's customers as part of Buyer's usual business operations. The Buyer and the Company agree to cooperate reasonably and in good faith to identify, from time to time, the precise VoIP services to be provided.

     In the event the Company lacks the necessary resources or is otherwise unable for any reason, to satisfy all demands of Buyer and demands of Company's other customers, the Company agrees to accord Buyer "best customer" and "highest priority" status and to work diligently, using Company best reasonable efforts, to meet Buyer's request for service.

     12.2  Cost of Services.
           ----------------

          12.2(a) Pricing. The Company shall charge Buyer a price, for all VoIP services provided under this Agreement, in an amount equal to the Company's actual, direct, out-of-pocket cost plus a mark-up of 20%, on a per minute basis, for providing such services (excluding all charges for amortization, depreciation, interest, general overhead allocation, and extraordinary expenses), provided that in no event shall the cost of VoIP services exceed the cost per minute at which Buyer could reasonable be expected to purchase comparable services, in bulk, in the market from a third party.

          12.2(b) Billing. The Company shall bill Buyer for services actually delivered on a weekly basis. The Buyer shall pay Company within three business days following receipt of a bill, provided that if Buyer disagrees or contests the amount of a bill or the pricing methodology, the Buyer shall pay the uncontested portion of the bill within three business days and the Buyer and the Company shall promptly and in good faith attempt to resolve any billing or pricing disputes. The Company shall provide the Buyer with backup documentation for calculation of the Buyer's actual direct cost per minute, and shall permit Buyer and its accountants and representatives full access to the Company's books and records to audit and verify such pricing.

          12.2(c)  Billing  Dispute  Resolution.  In the event the Buyer and the
     Company cannot agree upon the appropriate pricing, they shall refer any dispute or disagreement to GVNW ("Outside Consultants ") for determination, and the Outside Consultant's decision shall be final and binding for all purposes. The Outside Consultants shall have discretion to decide how the costs and expenses of any such billing despite resolution shall be paid between Buyer and Company, as the Outside Consultants consider fair and equitable under the circumstances.

     12.3  Minimum Purchases.
           -----------------

     Provided that the Company provides satisfactory VoIP services to Buyer and the Company satisfies all the conditions set forth in Section 11.2, the Buyer shall purchase not less than 50,000 minutes per month from the Company during the term of this provisions.

     12.4  Termination of Company's Obligation To Provide VoIP To Company.
           --------------------------------------------------------------

     This provision to provide VoIP to Buyer shall continue from the execution of this Agreement and shall survive and continue after the Closing or termination of this Agreement as provided in Article 10. In the event this Agreement is terminated prior to Closing, the provision of this Article 12 shall continue until 60 days after either side provides written notice of termination of this arrangement to the other Party. In the event a Closing occurs, this provision shall continue for a minimum term of 3 years, and may be cancelled at anytime thereafter upon not less than 180 days advance written notice of termination by either party.

     12.5  Waiver Of Conflict Of Intent.
           ----------------------------

     The parties acknowledge that Buyer and Company are competitors in the VoIP business. The Company hereby irrevocably and unconditionally waives the conflict of interest and acknowledges that the Buyer will operate Buyer's business solely in Buyer's self-interest and Buyer shall have no obligation or duty whatsoever, express or implied, to attempt to develop customers or business for the Company. To the contrary, all Buyer's marketing and business activities, shall be to solely and exclusively develop new business and customers for Buyer and to maximize the profitability of Buyer.

     12.6  Acknowledgement   With   Regard   To    Independent   Creditor-Debtor
           ---------------------------------------------------------------------
           Relationships Between Buyer And Company.
           ---------------------------------------

     The parties acknowledge, agree and confirm that Buyer and Company are separate, independent and distinct legal entities. The Buyer has not assumed or agreed to pay or perform any debts, obligations, liabilities or contracts of the Company. The Company shall remain solely and exclusively responsible for the Company's liabilities and debts. The Buyer shall not be responsible for any debts or obligations of the Company. The relationship between Buyer and Company shall be an independent, creditor-debtor relationship. No joint venture or partnership exists between the parties.

     The Buyer shall be entitled to enforce its contractual rights and to seek to collect its loans and advances as an independent, third party creditor. The Buyer shall have no obligation, express or implied, to provide Company with any preferential service or arrangements. The parties shall remain independent competitors following Closing.

     12.7  Buyer's  Obligation  to Use Good Faith  Business Judgment  to Operate
           ---------------------------------------------------------------------
           Company Successfully.
           --------------------

     The Buyer shall use its good faith business judgment when making decisions regarding the management and strategy of the Company generally in order to maximize the success and value of the Company. Notwithstanding the foregoing, all of Buyer's management related decisions concerning the Company shall be protected by the "business judgment rule" and this provision shall not restrict Buyer's arms-length transactions when Buyer is purchasing services pursuant to this Section 12 or providing loans pursuant to Section 11 of this Agreement.


13.  RESOLUTION OF DISPUTES

     13.1  Arbitration.
           -----------

     Any dispute, controversy or claim arising out of or relating to this Agreement or any contract or agreement entered into pursuant hereto or the performance by the parties of its or their terms shall be settled by binding arbitration held in Jacksonville, Florida in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this Article 13. Notwithstanding the foregoing, Buyer may, in its discretion, apply to a court of competent jurisdiction for equitable relief from any violation or threatened violation of the covenants of any Shareholder under Section 5.2 of this Agreement, or any covenants not to compete contained in any Employment and Noncompetition Agreement delivered pursuant to Section 5.1 hereof.

     13.2  Arbitrators.
           -----------

     If the matter in controversy (exclusive of attorney fees and expenses) shall appear, as at the time of the demand for arbitration, to exceed $1,000,000, then the panel to be appointed shall consist of three neutral arbitrators; otherwise, one neutral arbitrator.

     13.3  Procedures; No Appeal.
           ---------------------

     The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within 120 days after the selection of the arbitrator(s). The arbitrator(s) shall give the parties written notice of the decision, with the reasons therefor set out, and shall have 30 days thereafter to reconsider and modify such decision if any party so requests within 10 days after the decision. Thereafter, the decision of the arbitrator(s) shall be final, binding, and nonappealable with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process.

     13.4  Authority.
           ---------

     The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys fees and expenses in such manner as is determined to be appropriate by the arbitrator(s).

     13.5  Entry of Judgment.
           -----------------

     Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction. Buyer and each Shareholder hereby submit to the in personam jurisdiction of the Federal and state courts in Jacksonville, Florida, for the purpose of confirming any such award and entering judgment thereon.

     13.6  Confidentiality.
           ---------------

     All proceedings under this Article 13, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties.

     13.7  Continued Performance.
           ---------------------

     The fact that the dispute resolution procedures specified in this Article 13 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may be available to any party and to the right of setoff provided in Section 8.4 hereof.

     13.8  Tolling.
           -------

     All applicable statutes of limitation shall be tolled while the procedures specified in this Article 13 are pending. The parties will take such action, if any, required to effectuate such tolling.

14.  MISCELLANEOUS

     14.1  Disclosure Schedule.
           -------------------

     The Schedules will be delivered within five days of execution of this Agreement and will be compiled in a bound volume (the "Disclosure Schedule"), executed by Shareholders and dated and delivered to Buyer. Information set forth in the Disclosure Schedule specifically refers to the article and section of this Agreement to which such information is responsive and such information shall not be deemed to have been disclosed with respect to any other article or section of this Agreement or for any other purpose. The Disclosure Schedule includes a table of contents and/or index to all of the information and documents contained therein. The Disclosure Schedule shall not vary, change or alter the language of the representations and warranties contained in this Agreement and, to the extent the language in the Disclosure Schedule does not conform in every respect to the language of such representations and warranties, such language in the Disclosure Schedule shall be disregarded and be of no force or effect.

     14.2  Further Assurance.
           -----------------

     From time to time, at Buyer's request and without further consideration, Company and Shareholders will execute and deliver to Buyer such documents and take such other action as Buyer may reasonably request in order to consummate more effectively the transactions contemplated hereby.

     14.3  Disclosures and Announcements.
           -----------------------------

     Announcements concerning the transactions provided for in this Agreement by Buyer, Company or Shareholders shall be subject to the approval of the other parties in all essential respects, except that approval of the Shareholders or Company shall not be required as to any statements and other information which Buyer may submit to the Securities and Exchange Commission, or Buyer's stockholders or be required to make pursuant to any rule or regulation of the Securities and Exchange Commission or NASDAQ,, or otherwise required by law. Shareholders shall act hereunder only through Shareholders' Agent.

     14.4  Assignment; Parties in Interest.
           -------------------------------

          14.4(a) Assignment. Except as expressly provided herein, the rights and obligations of a party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other parties. Notwithstanding the foregoing, Buyer may, without consent of any other party, cause one or more subsidiaries of Buyer to carry out all or part of the transactions contemplated hereby; provided, however, that Buyer shall, nevertheless, remain liable for all of its obligations, and those of any such subsidiary, to Shareholders hereunder.

          14.4(b) Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other person any right or remedy under or by reason of this Agreement.

     14.5  Law Governing Agreement.
           -----------------------

     This Agreement may not be modified or terminated orally, and shall be construed and interpreted according to the internal laws of the State of Florida, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

     14.6  Amendment and Modification.
           --------------------------

     Buyer and Shareholders may amend, modify and supplement this Agreement in such manner as may be agreed upon in writing between Buyer and Shareholders' Agent; provided, however, that Buyer may, in Buyer's discretion, require the execution of any amendment by all the Shareholders personally.

     14.7  Notice.
           ------

     All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

         (a)      If to Buyer, to:

                           PIPELINE TECHNOLOGIES, INC.
                           1001 Kings Avenue, Suite Two Hundred
                           Jacksonville, Florida 32202
                           Attention:  Timothy J. Murtaugh, President
                           Facsimile: (904) 399-4088

                           (with a copy to)

                           Foley & Lardner
                           200 Laura Street
                           Jacksonville, Florida 32202
                           Attention:  Gardner Davis
                           Facsimile:  (904) 359-8700

                           (and with a copy to)

                           Overton, Babiarz & Sykes, P.C.
                           7720 East Belleview Avenue, Suite 200
                           Englewood, CO 0111
                           Attention: David Babiarz
                           Facsimile:  (303) 779-6006

or to such other person or address as Buyer shall furnish to Shareholders' Agent in writing.

         (b)      If to Shareholders, to Shareholders' Agent:

                           Mark S. Roberts
                           5398 Cattail Ct.
                           Frisco, TX  75034
                           Facsimile(972) 6689417
                           (with a copy to)

                           Steven B. Holmes, Esq.
                           4311 Oak Lawn Ave., Suite 600
                           Dallas, TX  75219
                           Facsimile: (214) 765-6103
or to such other person or address as Shareholders shall designate as a successor Shareholders' Agent in accordance with this Agreement.

         (c)      If to Company, to:

                           Achieve Networks, Inc.
                           5398 Cattail Ct.
                           Frisco, TX  75034
                           Facsimile(972) 668-9417

                           (with a copy to)

                           Steven B. Holmes, Esq.
                           4311 Oak Lawn Ave., Suite 600
                           Dallas, TX  75219
                           Facsimile: (214) 765-6103

In addition, any notice to Company given prior to Closing shall also be given in the same manner to Shareholders' Agent; and any notice to Company given after Closing shall also be given in the same manner to Buyer.

     If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Delivery to Shareholders' Agent shall constitute delivery to all Shareholders. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section.

     14.8  Expenses.
           --------

     Regardless of whether or not the transactions contemplated hereby are consummated:

          14.8(a) Brokerage. Shareholders and Buyer each represent and warrant to each other that there is no broker involved or in any way connected with the transfer provided for herein on their behalf respectively (and
     Shareholders represent and warrant that there is no broker involved on behalf of Company) and each agrees to hold the other harmless from and against all other claims for brokerage commissions or finder's fees in connection with the execution of this Agreement or the transactions provided for herein.

          14.8(b) Expenses to be Paid by Shareholders. Shareholders shall pay, and shall indemnify, defend and hold Buyer and Company harmless from and against, each of the following:

               (i) Transfer Taxes. Any sales, use, excise, transfer or other similar tax imposed with respect to the transactions provided for in this Agreement, and any interest or penalties related thereto.

               (ii) Professional Fees. All fees and expenses of their own and Company's legal, accounting, investment banking and other professional counsel in connection with the transactions contemplated hereby.

          14.8(c) Other. Except as otherwise provided herein, each of the parties shall bear its own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby.

          14.8(d) Costs of Litigation or Arbitration. The parties agree that (subject to the discretion, in an arbitration proceeding, of the arbitrator as set forth in Section 13.4) the prevailing party in any action brought with respect to or to enforce any right or remedy under this Agreement shall be entitled to recover from the other party or parties all reasonable costs and expenses of any nature whatsoever incurred by the prevailing party in connection with such action, including without limitation attorneys' fees and prejudgment interest.

     14.9  Shareholders' Agent; Power of Attorney.
           --------------------------------------

          14.9(a) Shareholders' Agent. The Shareholders hereby appoint and constitute Mark S. Roberts as Shareholders' Agent hereunder, to exercise the powers on behalf of Shareholders set forth in this Agreement; and Mark
     S. Roberts hereby accepts such appointment. In the event of the death, resignation or inability to act of Mark S. Roberts, and upon receipt by Buyer of evidence of the same which is satisfactory to Buyer, Sherri Johnson shall be successor Shareholders' Agent with all powers of his predecessor.

          14.9(b) Power of Attorney. Each Shareholder, by his execution of this Agreement, hereby constitutes and appoints the Shareholders' Agent his true and lawful attorney in fact, with full power in his name and on his behalf:

               (i) to receive on behalf of such Shareholder the proceeds of sale of such Shareholder's Shares being sold hereunder, to give Buyer a receipt therefor on behalf of such Shareholder and to hold such proceeds subject to the terms hereof and the instructions of such Shareholder with respect to the ultimate disbursement thereof;

               (ii) to act on such Shareholder's behalf according to the terms of this Agreement, including, without limitation, to amend this Agreement in accordance with Article 14.6 or terminate this Agreement in accordance with Section 10.1; to waive compliance with conditions precedent to the Shareholders' obligations set forth in Article 7; to consent to the assignment of rights under this Agreement in accordance with Section 14.4(a); to give and receive notices on behalf of all the Shareholders; and to act on their behalf in connection with any matter as to which the Shareholders jointly and severally are an "Indemnified Party" or "Indemnifying Party" under Article 8 hereof; all in the absolute discretion of the Shareholders' Agent;

               (iii) in general, to do all things and to perform all acts, including, without limitation, executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with this Agreement.

     This power of attorney, and all authority hereby conferred, is granted subject to the interests of the other Shareholders and the Buyer hereunder and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of any Shareholder or by operation of law, whether by the death or incapacity of any Shareholder or by the occurrence of any other event. Each Shareholder agrees, jointly and severally, to hold the Shareholders' Agent free and harmless from any and all loss, damage or liability which they, or any one of them, may sustain as a result of any action taken in good faith hereunder.

     14.10 Entire Agreement.
           ----------------

     This instrument embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

     14.11 Counterparts.
           ------------

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14.12 Headings.
           --------

     The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

     14.13 Glossary of Terms.
          ------------------

     The following sets forth the location of definitions of capitalized terms defined in the body of this Agreement:

         "Affiliate" - Section 3.7(k)
          ---------

         "Ancillary Instruments" - Section 3.2(a)
          ---------------------

         "Buyer's Affiliates" - Section 8.1
          ------------------

         "Claim" - Section 8.1
          -----

         "Closing" - Preamble to Article 9
          -------

         "Closing Date" - Section 9
          ------------

         "Code" - Section 3.5(e)
          ----

         "Company Employees" - Section 3.15(a)
          -----------------

         "Disclosure Schedule" - Article 14
          -------------------

         "Employee Plans/Agreement(s)" - Section 3.15(a)
          ---------------------------

         "ERISA" - Section 3.15(a)
          -----

         "Government Entities" - Section 3.3
          -------------------

         "HSR Act" - Section 3.3
          -------

         "Indemnified Party" - Section 8.3(a)
          -----------------

         "Indemnifying Party" - Section 8.3(a)
          ------------------

         "Laws" - Section 3.3
          ----

         "Lien" - Section 3.11(a)
          ----

         "Litigation" - Section 3.9
          ----------

         "Orders" - Section 3.3
          ------

         "PBGC" - Section 3.15(b)(ii)
          ----

         "Purchase Price" - Section 2.1
          --------------

         "Real Property" - Section 3.11(c)
          -------------

         "Recent Balance Sheet" - Section 3.4
          --------------------

          "Subsidiary" - Section 3.1(e)]
           ----------

         "Trade Rights" - Section 3.17
          ------------

Where any group or category of items or matters is defined collectively in the plural number, any item or matter within such definition may be referred to using such defined term in the singular number.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                                      "BUYER"

                                        PIPELINE TECHNOLOGIES, INC.

                                        By:/s/ Timothy J. Murtaugh
                                        ---------------------------------------
                                        Name: Timothy J. Murtaugh
                                        Title: President

                                                     "COMPANY"

                                        ACHIEVE NETWORKS, INC., a Nevada
                                        corporation


                                        By:/s/ Mark S. Roberts
                                        ---------------------------------------
                                        Name: Mark S. Roberts
                                        Title: President

                                                    "SHAREHOLDERS"


                                        /s/ Mark S. Roberts
                                        ---------------------------------------
                                        MARK S. ROBERTS


                                        /s/ Mark S. Roberts
                                        ---------------------------------------
                                        STEVEN B. HOLMES, RAY HARMON, SHERRI
                                        JOHNSON AND DGN SECURITIES, INC., BY
                                        THEIR ATTORNEY IN FACT, MARK S. ROBERTS